                    CASE EQUIPMENT RECEIVABLES TRUST 1998-B
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                            CASE RECEIVABLES II INC.
                                     SELLER

                            CASE CREDIT CORPORATION
                                    SERVICER

                             $112,706,000 A-1 NOTES
                             $200,000,000 A-2 NOTES
                             $140,000,000 A-3 NOTES
                             $134,794,000 A-4 NOTES
                           $25,000,000 CLASS B NOTES

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                       UNDERWRITERS OF THE CLASS A NOTES
                              MERRILL LYNCH & CO.
                           CREDIT SUISSE FIRST BOSTON
                          FIRST UNION CAPITAL MARKETS
                               J.P. MORGAN & CO.
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                              SALOMON SMITH BARNEY

                       UNDERWRITERS OF THE CLASS B NOTES
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Class A Notes or the Class B Notes in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes or the Class B Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A or the Class B Notes will deliver a prospectus supplement and prospectus until November 16, 1998.

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 5, 1998
                    CASE EQUIPMENT RECEIVABLES TRUST 1998-B
                            CASE RECEIVABLES II INC.
                                     SELLER

                            CASE CREDIT CORPORATION

                                    SERVICER
                THE TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES--

                                   CLASS A NOTES
CONSIDER
                   A-1 NOTES   A-2 NOTES   A-3 NOTES   A-4 NOTES     CLASS B
CAREFULLY THE                                                         NOTES
RISK FACTORS
 Principal Amount  $112,706,000 $200,000,000 $140,000,000 $134,794,000 2$5,000,000
BEGINNING ON
PAGE S-8 IN
 Interest Rate      5.6075%      5.70%       5.81%       5.92%        5.99%
 (per THIS
PROSPECTUS annum)
SUPPLEMENT
 Payment Dates      Monthly     Monthly     Monthly     Monthly      Monthly
AND ON PAGE 4
 First Payment     September   September   September   September    September
 Date               15, 1998    15, 1998    15, 1998    15, 1998     15, 1998
IN THE
PROSPECTUS.
 Final Scheduled   September    May 15,     May 15,     October    October 15,
The notes Payment   15, 1999      2002        2003      15, 2005       2005
 Date
represent
 Price to             100%     99.999422%  99.986997%  99.990556%  99.999177%
 Public(1)
obligations of
the trust only
 Underwriting and    .125%       .165%       .225%        .25%        .42%
do not
 Discount(2)
represent
 Proceeds to        99.875%    99.834422%  99.761997%  99.740556%  99.579177%
 Seller(3)

obligations of

                (1)Plus accrued interest, if any, from August 26, 1998. Total or interests in interest)=$612,467,704.10.
Case

                (2)Total underwriting discount=$1,227,867.50.
Receivables II
Inc., Case

                (3)Total proceeds to issuer=$611,239,836.60.
Credit

                 CREDIT ENHANCEMENT
Corporation or

                     - The trust will also incur a deferred purchase price any of their
                      Backed Certificates in a combined amount of $12,500,000,
                       which are subordinated to the notes. Subordination of the This credit enhancement for the notes.
prospectus
affiliates.
                     - A spread account, with an initial balance of supplement
                      Value of the initial receivables), will serve as may be used
                      Notes. Each time that the trust purchases additional to offer and
                      2% of their aggregate Contract Value will be transferred sell the notes account to the spread account.
only if
accompanied

                     - A yield supplement account with an initial balance of addiby the tional enhancement for the Notes. Each time that the trust prospectus.
                      receivables, a corresponding amount will be transferred
                       from the pre-funding account to the yield supplement account.

                     - The Class B Notes are subordinated to the Class A Notes.
                       Subordination of the Class B Notes provides additional credit enhancement for the Class A Notes.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       UNDERWRITERS OF THE CLASS A NOTES
MERRILL LYNCH & CO.
          CREDIT SUISSE FIRST BOSTON
                     FIRST UNION CAPITAL MARKETS
                                J.P. MORGAN & CO.
                                         NATIONSBANC MONTGOMERY SECURITIES LLC
                                                            SALOMON SMITH BARNEY

                       UNDERWRITERS OF THE CLASS B NOTES
MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY

                                AUGUST 18, 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We tell you about the notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of securities.

    IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-35 in this prospectus supplement and under the caption "Index of Terms" beginning on page 56 in the accompanying prospectus.

                            ------------------------

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
SUMMARY OF TERMS..................   S-2
  OFFERED SECURITIES..............   S-2
    Subordination.................   S-2
    Closing Date..................   S-2
    Indenture Trustee.............   S-2
    Trustee.......................   S-2
    Payment Dates.................   S-2
    Interest Payments.............   S-2
    Principal Payments............   S-3
    Final Scheduled Maturity
      Dates.......................   S-3
    Optional Redemption;
      Clean-Up Call...............   S-3
    Mandatory Redemption..........   S-3
  TRUST PROPERTY..................   S-4
    The Initial Receivables.......   S-4
    Pre-Funding...................   S-4
    Negative Carry Account........   S-5
  CREDIT ENHANCEMENT..............   S-5
    Spread Account................   S-5
    Yield Supplement Account......   S-6
    Subordination.................   S-6
  COLLECTION ACCOUNT; PRIORITY OF
    DISTRIBUTIONS.................   S-6
  TAX STATUS......................   S-7
  ERISA CONSIDERATIONS............   S-7
  LEGAL INVESTMENT................   S-7
  RATING OF THE NOTES.............   S-7

RISK FACTORS......................   S-8
  Limited Ability to Resell
    Notes.........................   S-8
  Possible Prepayments as a Result
    of Pre-Funding................   S-8
  Trust's Dependence Upon Case
    Credit and Case for Subsequent
    Receivables...................   S-8
  Possible Effects of Economic and
    Other Factors.................   S-8
  Changes in Pool Characteristics
    as a Result of Pre-Funding....   S-9
  Seasonality of Cash Flow........   S-9
  Effects of Subordination on
    Class B Noteholders...........   S-9
CASE CORPORATION AND CASE CREDIT
  CORPORATION.....................  S-10

                                    PAGE
                                    ----
THE TRUST.........................  S-11
  General.........................  S-11
  Capitalization of the Trust.....  S-11
  The Trustee.....................  S-11
THE RECEIVABLES POOL..............  S-11
  Delinquencies, Repossessions,
    and Net Losses................  S-15

WEIGHTED AVERAGE LIFE OF THE
  NOTES...........................  S-17

DESCRIPTION OF THE NOTES..........  S-22
  General.........................  S-22
  Payments of Interest............  S-22
  Payments of Principal...........  S-22
  Mandatory Redemption............  S-23
  Optional Redemption.............  S-24
  Registration of Notes...........  S-24
  The Indenture Trustee...........  S-24

DESCRIPTION OF THE CERTIFICATES
  AND THE DEFERRED PURCHASE
  PRICE...........................  S-24

DESCRIPTION OF THE TRANSFER AND
  SERVICING AGREEMENTS............  S-25
  Sale and Assignment of Initial
    Receivables and Subsequent
    Receivables...................  S-25
  Accounts........................  S-26
  Servicing Compensation and
    Payment of Expenses...........  S-26
  Distributions...................  S-26
  Negative Carry Account..........  S-28
  Spread Account..................  S-29
  Yield Supplement Account........  S-30

LEGAL INVESTMENT..................  S-31

ERISA CONSIDERATIONS..............  S-31
  The Notes.......................  S-31

UNDERWRITING......................  S-32
  Class A Notes...................  S-32
  Class B Notes...................  S-33

LEGAL OPINIONS....................  S-34

INDEX OF TERMS....................  S-35

                                SUMMARY OF TERMS

    - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

    - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED SECURITIES

Case Equipment Receivables Trust 1998-B will issue the following securities, which are being offered pursuant to this prospectus supplement and the accompanying prospectus:

    - Class A-1 5.6075% Asset Backed Notes (the "A-1 Notes") in the aggregate principal amount of $112,706,000;

    - Class A-2 5.70% Asset Backed Notes (the "A-2 Notes") in the aggregate principal amount of $200,000,000;

    - Class A-3 5.81% Asset Backed Notes (the "A-3 Notes") in the aggregate principal amount of $140,000,000;

    - Class A-4 5.92% Asset Backed Notes (the "A-4 Notes; together with the A-1 Notes, A-2 Notes and A-3 Notes, the "Class A Notes") in the aggregate principal amount of $134,794,000; and

    - Class B 5.99% Asset Backed Notes (the "Class B Notes"; together with the Class A Notes, the "Notes") in the aggregate principal amount of $25,000,000.

Each class of Notes is being offered as book-entry securities clearing through DTC (in the United States) or Cedel or Euroclear (in Europe) in minimum denominations of $1,000 and in greater whole-dollar denominations. See "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

SUBORDINATION

The Class B Notes will be subordinated to the Class A Notes as follows:

    - no interest will be paid on the Class B Notes on any payment date until all interest owed on the Class A Notes through that payment date has been paid in full; and
    - no principal will be paid on the Class B Notes on any payment date until all principal owed on the Class A Notes through that payment date has been paid in full.

CLOSING DATE

August 26, 1998.

INDENTURE TRUSTEE

Harris Trust and Savings Bank.

TRUSTEE

The Bank of New York.

PAYMENT DATES; RECORD DATES

Payments on the Notes will be made on the 15th day of each calendar month (or, if not a business day, the next Business Day), beginning with September 15, 1998. Payments will be made on each payment date to holders of record as of the fourteenth day of the calendar month in which such payment date occurs or, if Definitive Notes are issued, the close of business on the last day of the prior calendar month (the "Record Date").

INTEREST PAYMENTS

The interest rate for each class of Notes is as specified above. Interest on the A-1 Notes will be calculated on the basis of the actual number of days in the applicable interest period and a 360-day year. Interest on the A-2 Notes, A-3 Notes, A-4 Notes and Class B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

PRINCIPAL PAYMENTS

Principal will be paid on the Notes on each payment date in an amount generally equal to the decrease during the prior Collection Period in the sum of the Contract Value of the receivables and the amount on deposit in the Pre-Funding Account. The Contract Value of the receivables is generally equivalent to their principal balance, and a Collection Period is a period generally the length of a calendar month that ends about nine days prior to a payment date.

Principal payments on each payment date will generally be allocated between the Class A Notes and the Class B Notes so that the ratio of Class A Note principal to Class B Note principal remains constant. However, the following exceptions to this general rule will apply:

    - Until the A-1 Notes have been repaid in full, distributions of principal to the Class B Notes will be limited to the amount of prepayments on the Receivables during the related Collection Period. The balance will be applied to the A-1 Notes.

    - Any shortfall in the amount of funds available for principal payments on any payment date (including funds in the Spread Account) will reduce the principal payment on the Class B Notes (up to the amount of the full target payment on the Class B Notes) before the principal payment on the Class A Notes is reduced.

Principal payments on the Class A Notes will generally be made to the holders of the various Classes of Class A Notes sequentially, so that no principal will be paid on any Class of Class A Notes until each Class of Class A Notes with a lower numerical designation has been paid in full (E.G., no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full).

See "Description of the Transfer and Servicing Agreements--Distributions" for additional detail on some of the calculations described above and for special priority rules that would apply in a default situation.

FINAL SCHEDULED MATURITY DATES

The outstanding principal amount, if any, of each Class of Notes will be payable in full on the date specified for each below:
    - A-1 Notes: September 15, 1999 (the "Final Scheduled A-1 Maturity Date");

    - A-2 Notes: May 15, 2002 (the "Final Scheduled A-2 Maturity Date");

    - A-3 Notes: May 15, 2003 (the "Final Scheduled A-3 Maturity Date");

    - A-4 Notes: October 15, 2005; and

    - Class B Notes: October 15, 2005 (the "Final Scheduled Maturity Date").

OPTIONAL REDEMPTION; CLEAN-UP CALL

Any Notes that remain outstanding on any payment date on which the Servicer exercises its Clean-Up Call will be prepaid in whole at the applicable redemption price on that payment date. The Servicer cannot exercise its Clean-Up Call until the Pool Balance declines to 10% or less of the Initial Pool Balance. The redemption price for any Class of Notes in connection with any such optional redemption will equal the unpaid principal balance of that Class of Notes, plus accrued and unpaid interest thereon.

As more fully described in "Description of the Transfer and Servicing Agreements-- Distributions," the "Pool Balance" at any time equals the aggregate Contract Value of the receivables at that time, and the "Initial Pool Balance" equals the sum of the Contract Values of all receivables as measured for each receivable for purposes of the sale of that receivable to the trust.

MANDATORY REDEMPTION

As described under "The Trust Property--Pre-Funding" below in this Summary of Terms, the trust will have a pre-funding period. On the payment date on or immediately following the last day of the pre-funding period, any funds remaining in the trust's pre-funding account (after any purchase of receivables on such date) will be applied to redeem the Notes then outstanding in whole or in part in the same sequence and proportions that would apply if such remaining funds were a part of the Principal Distribution Amount.

TRUST PROPERTY

The trust will possess only the following property:

    - receivables and related collections, as further described below;

    - bank accounts established for the trust, including the Pre-Funding Account and Negative Carry Account described below, the Spread Account and the Yield Supplement Account described under "Credit Enhancement" below in this summary of terms and accounts established to hold collections pending distribution to holders of the Notes;

    - security interests in the Financed Equipment or Leased Equipment;

    - any property obtained in a default situation under those security interests;

    - rights to proceeds from certain insurance policies covering Financed Equipment or Leased Equipment or Obligors; and

    - the interest of the Seller in any proceeds from recourse to Dealers on receivables (but excluding any amounts contained in Dealers' reserve accounts).

THE INITIAL RECEIVABLES

On the closing date, the trust will acquire Retail Installment Contracts (the "Initial Receivables") with an aggregate Contract Value of approximately $459,900,298.87 and Full Payout Leases with an aggregate Contract Value of approximately $65,328,940.15, in each case as of July 31, 1998 (the "Initial Cutoff Date"). Each Initial Receivable is a Precomputed Receivable, including some Precomputed Simple Rebate Receivables. As of the Initial Cutoff Date:

    - the weighted average annual percentage rate (the "APR") of the Initial Receivables (the "Initial Cutoff Date APR") was approximately 8.559%,

    - the weighted average remaining maturity (i.e., the period from but excluding the Initial Cutoff Date to and including each Initial Receivable's maturity date) of the Initial Receivables was approximately
      46.46 months; and

    - the weighted average original maturity of the Initial Receivables was approximately 49.49 months.

No Initial Receivable has a scheduled maturity later than the date that is six months prior to the Final Scheduled Maturity Date. No Low Payment Leases or Dealer Loans will be included in the trust.

PRE-FUNDING

In addition to the Initial Receivables, the trust will (subject to availability and certain conditions) purchase additional Retail Installment Contracts and Full Payout Leases (the "Subsequent Receivables") from the Seller during a period (the "Funding Period") beginning on the closing date and ending not later than the close of business on the February, 1999 payment date. The Subsequent Receivables together with the Initial Receivables are referred to herein as the "Receivables." See "Description of the Transfer and Servicing Agreement--Sale and Assignment of Initial Receivables and Subsequent Receivables."

The trust will pay the purchase price for Subsequent Receivables with funds on deposit in a Pre-Funding Account established as a Trust Account, with an initial deposit of $99,770,760.98 (the "Initial Pre-Funded Amount"). The Seller expects to sell Subsequent Receivables to the trust with an aggregate Contract Value approximately equal to the Initial Pre-Funded Amount. Prior to being used to purchase Subsequent Receivables or paid to the Securityholders, funds on deposit in the Pre-Funding Account (the "Pre-Funded Amount") will be invested from time to time in Eligible Investments. See "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus.

The Funding Period will end earlier than the date specified above if and when the Pre-Funded Amount is reduced to less than $100,000. The Funding Period will also terminate upon a default under the Indenture, a Servicer Default under the Sale and Servicing Agreement or the insolvency of the Seller or the Servicer. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in "Offered Securities--Mandatory Redemption" above.

Subsequent Receivables may be originated at a later date than the Initial Receivables, using credit criteria different from those that were applied to the Initial Receivables. They also may be of a different credit quality and seasoning and may vary from the Initial Receivables in terms of the characteristics described in the tables in "The Receivables Pool" below. However, no Subsequent Receivable will have a scheduled maturity later than the date that is six months prior to the Final Scheduled Maturity Date. See "Risk Factors--Changes in Pool Characteristics as a Result of Pre-Funding" and "The Receivables Pool."

NEGATIVE CARRY ACCOUNT

In order to provide a source of funds to cover anticipated negative carry resulting from the difference between the weighted average interest rate on the Notes and investment earnings on the Pre-Funded Amount, the Servicer will establish a Trust Account to be known as the "Negative Carry Account." On or prior to the closing date, the Seller will deposit $1,530,558.06 into the Negative Carry Account. On each payment date during the Funding Period, the Servicer will instruct the Trustee to transfer from the Negative Carry Account to the Collection Account an amount equal to the Negative Carry Amount for that payment date. For this purpose:

As more fully described herein, the Negative Carry Amount is the excess, if any, of

    - the monthly interest payments due on the portion of the Notes that is effectively backed by the Pre-Funding Account, rather than Receivables, over

    - the net earnings from investment of the funds held in the Pre-Funding Account.

See "Description of the Transfer and Servicing Agreements--Negative Carry Account."

Amounts on deposit in the Negative Carry Account in excess of the required balance will be released to the Seller on each payment date. Any amount remaining on deposit in the Negative Carry Account at the end of the Funding Period will be released to the Seller.

CREDIT ENHANCEMENT
  SPREAD ACCOUNT
As credit enhancement for the Notes, the Servicer will establish and maintain in the name of the Indenture Trustee a Trust Account to be known as the "Spread Account." The Spread Account will be funded as follows:

    - On the closing date, the seller will deposit $10,504,584.78 (2% of the Pool Balance as of the Initial Cutoff Date) into the Spread Account.

    - On the date of each sale of Subsequent Receivables to the trust, the Indenture Trustee will transfer cash or Eligible Investments having a value approximately equal to 2% of the aggregate Contract Value of those Subsequent Receivables from the Pre-Funding Account to the Spread Account.

    - On each payment date, the Servicer will instruct the Indenture Trustee to deposit into the Spread Account any amounts remaining after deposit in the appropriate Trust Accounts of amounts to be distributed to holders of the Notes, and the payment of the Administration Fee and any third party Servicing Fee. However, this deposit will be made only to the extent necessary so that the balance on deposit in the Spread Account will not be less than the Specified Spread Account Balance.

The "Specified Spread Account Balance" with respect to any payment date will equal 2% of the Initial Pool Balance, except that the Specified Spread Account Balance will never exceed the aggregate outstanding principal amount of the Notes (the "Note Balance"). The Specified Spread Account Balance may be reduced or the definition thereof otherwise modified without the consent of the Noteholders if the Rating Agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the rating of the Notes. See "Description of the Transfer and Servicing Agreements--Spread Account."

Funds on deposit in the Spread Account will be available on each payment date to cover shortfalls in distributions of interest and principal on the

Notes to the extent described herein. Funds on deposit in the Spread Account will not be used to cover shortfalls in any distributions on the deferred purchase price or the Certificates.

Amounts in the Spread Account on any payment date (after giving effect to all distributions to be made on such payment date) in excess of the Specified Spread Account Balance for such payment date will be released to the Seller.

  YIELD SUPPLEMENT ACCOUNT

As enhancement for the Notes, the Servicer will establish and maintain in the name of the Indenture Trustee a Trust Account to be known as the "Yield Supplement Account." The Yield Supplement Account will be funded as follows:

    - On the closing date, the Seller will deposit $2,048,380 into the Yield Supplement Account.

    - On the date of each sale of Subsequent Receivables to the trust, the Indenture Trustee will transfer cash or Eligible Investments having a value equal to the Maximum Yield Supplement Amount of those Subsequent Receivables from the Pre-Funding Account to the Yield Supplement Account.

The "MAXIMUM YIELD SUPPLEMENT AMOUNT" for a Receivable is equal to the difference (if positive) between (A) the present value of the scheduled and unpaid payments on the Receivable discounted monthly at an annual rate equal to its individual APR minus (B) the present value of the scheduled and unpaid payments on the Receivable discounted monthly at an annual rate equal to the sum of the weighted average interest rate on the Notes, plus the Servicing Fee Rate.

On each payment date, available funds in the Yield Supplement Account will be used to cover shortfalls in the amount of collections available to cover interest payments on the Notes, to the extent that such shortfalls are not attributable to negative carry on the Pre-Funding Account.

Amounts in the Yield Supplement Account on any payment date (after giving effect to all distributions to be made on such payment date) in excess of the Required Yield Supplement Account Balance for such payment date will be released to the Seller.

THE CERTIFICATES/DEFERRED PURCHASE PRICE

On the closing date, the trust will owe the Seller a deferred purchase price of $12,400,000 and issue certificates (the "Certificates") in an aggregate principal amount of $100,000. The Seller will initially purchase the entire principal amount of the Certificates. The deferred purchase price and the Certificates will bear interest at the rate of 5.99% per annum, except that during the Funding Period no interest will accrue on the Pre-Funded Percentage of the deferred purchase price and the Certificate Balance. Distributions of interest on the deferred purchase price and the Certificates will be subordinated in priority of payment to interest and principal due on the Notes to the extent described herein, and no principal will be paid on the deferred purchase price or the Certificates until the Notes have been repaid in full. The subordination of the deferred purchase price and the Certificates will provide credit enhancement for the Notes. See "Description of the Certificates" in this Prospectus Supplement.

SUBORDINATION

The subordination of the Class B Notes to the Class A Notes as described herein will provide additional credit enhancement for the Class A Notes.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

The Servicer will establish and maintain in the name of the Indenture Trustee an account (the "Collection Account") into which all payments made on the receivables will be deposited and held pending distribution to Noteholders and Certificateholders. On each payment date, funds on deposit in the Collection Account relating to the prior Collection Period, plus funds transferred from the Yield Supplement Account and the Negative Carry Account as described above, will be applied to the following (in the priority indicated):

      (i) Administration Fees;

     (ii) interest on the Class A Notes;

     (iii) interest on the Class B Notes;

     (iv) to pay principal:

         - to the extent of the Class A Noteholders' Monthly Principal Distributable Amount, sequentially to the holders of the various Classes of Class A Notes;

         - to the extent of the Class B Noteholders' Monthly Principal Distributable Amount, to the holders of the Class B Notes until paid in full;

     (v) to the Spread Account, to the extent necessary so that the balance on deposit therein will not be less than the Specified Spread Account Balance;

     (vi) accrued and unpaid interest on the Deferred Purchase Price and the Certificates;

     (vii) after the Notes have been repaid in full, principal on the deferred purchase price and the Certificates;

    (viii) Servicing Fees, except that if neither Case Credit nor any of its affiliates is the Servicer, Servicing Fees will be paid prior to any other application of funds on deposit in the Collection Account; and

     (ix) the remaining balance, if any, to the Seller.

See "Description of the Transfer and Servicing Agreements--Distributions" for additional details and for special priority rules that would apply in a default situation.

TAX STATUS

Mayer, Brown & Platt, special Federal tax counsel to the Seller ("Federal Tax Counsel"), is of the opinion that for Federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Foley & Lardner, special Wisconsin tax counsel to the Seller ("Wisconsin Tax Counsel"), is of the opinion that the same characterizations should apply for Wisconsin income tax purposes as for Federal income tax purposes. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus for additional information concerning the application of Federal and Wisconsin tax laws to the Trust and the Notes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the Notes are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT

The A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATING OF THE NOTES

It is a condition to the issuance of the Notes that the A-1 Notes be rated in the highest short-term rating category, that the A-2 Notes, A-3 Notes and A-4 Notes be rated in the highest long-term rating category and that the Class B Notes be rated at least in the "A" category or its equivalent, in each case by at least two nationally recognized statistical rating agencies (the "Rating Agencies"). There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors-- Ratings of the Notes."

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase the Notes.

LIMITED ABILITY TO
  RESELL NOTES                 The underwriters may assist in resales of the Notes, but
                               they are not required to do so. A secondary market for the
                               Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Notes.
POSSIBLE PREPAYMENTS AS
  A RESULT OF PRE-FUNDING      If the principal amount of eligible receivables purchased or directly originated by Case Credit during the Funding Period is less than the Initial Pre-Funded Amount, the Seller will not have sufficient receivables to sell to the trust during the Funding Period. This would result in a prepayment of
                               principal to the Noteholders as described below.

                               To the extent that the aggregate Contract Value of
                               Subsequent Receivables sold during the Funding Period is
                               less than the Initial Pre-Funded Amount, an amount equal to the excess will be applied at the end of the Funding Period to prepay the Notes in the same sequence and proportions
                               that would apply if the remaining Pre-Funded Amount were a part of the Principal Distribution Amount. Any such
                               prepayment will shorten the weighted average life of the
                               affected Notes to an extent that cannot be predicted with
                               assurance, since the amount of such prepayment cannot be
                               predicted with assurance.
TRUST'S DEPENDENCE UPON
  CASE CREDIT AND CASE FOR
  SUBSEQUENT RECEIVABLES       The Seller will not be able to convey Subsequent Receivables to the trust unless Case Credit generates those receivables.
                               Case Credit's ability to generate receivables in turn
                               depends primarily upon sales of agricultural, construction and other equipment manufactured or distributed by Case. If, during the Funding Period, Case were to temporarily or
                               permanently stop manufacturing or distributing agricultural, construction and other equipment, the rate of sales of
                               agricultural, construction and other equipment manufactured or distributed by Case would decrease. This would adversely affect the Seller's ability to sell Subsequent Receivables to the trust. Case's use of manufacturer's rebate and other incentive programs may also affect retail sales, and neither the Seller nor the trust has any control over Case's future use of such incentives.
POSSIBLE EFFECTS OF ECONOMIC
  AND OTHER FACTORS            The ability of Dealers to sell agricultural, construction, and other equipment and generate Subsequent Receivables
                               through those sales is affected by the general level of
                               activity in the agricultural and construction industries,
                               including the rate of United States farm production and
                               demand, government subsidies for the agricultural sector,
                               weather conditions, commodity prices, interest rates,
                               prevailing levels of construction (especially housing
                               starts) and levels of total industry capacity and equipment inventory. Case Credit and the Seller are unable to
                               determine and have no basis to predict whether or to

                               what extent these factors will affect the level of sales of agricultural, construction or other equipment.
CHANGES IN POOL
  CHARACTERISTICS AS A
  RESULT OF PRE-FUNDING        There will be no required characteristics of the Subsequent
                               Receivables, except that each Subsequent Receivable must
                               satisfy the eligibility criteria specified in the Sale and
                               Servicing Agreement at the time of its addition. Subsequent
                               Receivables may be originated at a later date using credit criteria different from those that were applied to the
                               Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of
                               Subsequent Receivables to the trust, the characteristics of the entire Receivables Pool, including the composition of
                               the receivables, the distribution by APR, equipment type,
                               payment frequency, average maturity, current Contract Value and geographic distribution, may vary from those of the
                               Initial Receivables. See "The Receivables Pool." Since the
                               weighted average life of the Notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted
                               average life of the Notes. See "Weighted Average Life of the
                               Securities" in the Prospectus. The requirements that no
                               receivables have a remaining term in excess of 72 months and that on each Subsequent Transfer Date the weighted average original term of the receivables in the trust will not be
                               greater than 55 months are intended to minimize the effect of the addition of Subsequent Receivables on the weighted
                               average life of the Notes.

SEASONALITY OF CASH FLOW       Payments on the receivables may be made on a monthly,
                               quarterly, semiannual, annual or an irregular basis. The
                               majority of the Initial Receivables (representing
                               approximately 48.51% of the aggregate Contract Value of the receivables as of the Initial Cutoff Date) are agricultural equipment retail installment sale contracts or leases and
                               tend to have payment dates that correspond to periods in
                               which farmers have stronger cash flows. As a result, the
                               amounts of cash distributed to Noteholders will tend to
                               share in this seasonality, with higher amounts of principal paid on the payment dates occurring in the first and fourth calendar quarters in each year and relatively lower amounts paid on other payment dates. See "The Receivables Pool."
EFFECTS OF SUBORDINATION ON
  CLASS B NOTEHOLDERS          If you buy Class B Notes, your interest payments will be
                               subordinated in priority of payment to interest due on the
                               Class A Notes, and your principal payments will be
                               subordinated in priority of payment to principal due on the
                               Class A Notes as follows. You will not receive any interest payments on your Class B Notes with respect to a Collection
                               Period until the full amount of interest on the Class A
                               Notes relating to such Collection Period has been deposited in the Note Distribution Account. You will not receive any principal payments on your Class B Notes until the Class A
                               Notes have been paid (or provided for) in full.
                               Distributions of interest and principal on the deferred
                               purchase price and the Certificates will be subordinated in priority of payment to interest and principal due on the
                               Notes.

                  CASE CORPORATION AND CASE CREDIT CORPORATION

    Case is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- and medium-sized construction equipment, which is sold worldwide predominantly through independent dealers. For the six months ended June 30, 1998 and the year ended December 31, 1997, Case reported operating earnings (industrial earnings before interest, taxes, changes in accounting principles and extraordinary items, including net income of the finance companies on an equity basis) of $308 million and $627 million, respectively (compared to $314 million for the six months ended June 30, 1997 and $579 million for the year ended December 31, 1996), and net income of $195 million and $403 million, respectively (compared to $202 million for the six months ended June 30, 1997 and $316 million for the year ended December 31,
1996) on net sales of approximately $3.0 billion and $5.8 billion, respectively (compared to $2.7 billion for the six months ended June 30, 1997 and $5.2 billion for the year ended December 31, 1996). At June 30, 1998, Case's consolidated equity was $2.3 billion.

    Case Credit had consolidated net income of $37 million and $82 million, respectively for the six months ended June 30, 1998 and the year ended December 31, 1997, compared with net income of $39 million for the six months ended June 30, 1997 and net income, before extraordinary items, of $88 million for the year ended December 31, 1996. The $2 million decrease in year-over-year net income between the six-month periods ended June 30, 1998 and 1997 was primarily due to increased interest expense due to higher average on-book receivables, as well as increased depreciation of equipment on operating leases. These amounts were partially offset by higher earnings as a result of increased levels of on-balance-sheet receivables, including higher lease income from operating leases. The $6 million decrease in year-over-year income between 1997 and 1996 was primarily due to increased interest expense, reduced margins on the sale of retail notes under asset-backed securitizations, lower securitization and servicing fee income, as well as increased depreciation of equipment on operating leases, largely offset by higher earnings as a result of increased levels of on-balance-sheet receivables. In the third quarter of 1996, Case Credit incurred a $3 million extraordinary, after-tax charge to write-off unamortized bank fees in conjunction with the refinancing of its credit facilities. Case Credit reported net income of $85 million in 1996. Revenues for the first six months of 1998 were $156 million and for the year ended December 31, 1997 were $272 million, compared to $126 million for the first six months of 1997 and $244 million for the year ended December 31, 1996. At June 30, 1998, total gross receivables serviced by Case Credit were $5.8 billion, up 23% from June 30, 1997.

    Through Case Credit's ongoing process of evaluating and performing systems and software upgrades and enhancements, Case Credit has actively been addressing computer issues relating to the year 2000 since 1995. During 1997, Case Credit performed a thorough analysis of the impact of modifying computer software that is not yet year 2000 compliant. Case Credit believes, based upon its review, that future external and internal costs to be incurred for the modification of internal-use software to address year 2000 issues will not have a material effect on Case Credit's financial position, cash flows or results of operations. Case Credit has also undertaken a program to ensure that its suppliers are addressing year 2000 issues and, subject to Case Credit's ongoing review of suppliers' year 2000 compliance, is not aware at this time of any such issues that would have a material adverse effect on Case Credit's financial position, cash flows or results of operations. As a result, subject to Case Credit's ongoing compliance efforts, the costs and uncertainties relating to timely resolution of year 2000 issues applicable to Case Credit's business and operations are not reasonably expected by the Company to have a material adverse effect on Case Credit's financial position, cash flows or results of operations. The preceding three sentences are forward-looking statements and the actual costs could differ materially from the costs currently anticipated by Case Credit.

    For additional information regarding the Seller, Case Credit or Case, see "The Seller, Case Credit Corporation and Case Corporation" in the Prospectus.

                                   THE TRUST

GENERAL

    The trust is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables, the Pre-Funding Account and the other assets of the trust and proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes, the Deferred Purchase Price and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The trust's principal offices are in New York, New York, in care of The Bank of New York, as Trustee, at the address listed below under "--The Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

A-1 5.6075% Asset Backed Notes........................................  $112,706,000
A-2 5.70% Asset Backed Notes..........................................  $200,000,000
A-3 5.81% Asset Backed Notes..........................................  $140,000,000
A-4 5.92% Asset Backed Notes..........................................  $134,794,000
Class B 5.99% Asset Backed Notes......................................  $25,000,000
Deferred Purchase Price...............................................  $12,400,000
5.99% Asset Backed Certificates.......................................  $   100,000
                                                                        -----------
  Total...............................................................  $625,000,000
                                                                        -----------
                                                                        -----------

THE TRUSTEE

    The Bank of New York is the Trustee under the Trust Agreement. The Bank of New York is a New York banking corporation and its principal offices are located at 101 Barclay Street, Floor 12E, New York, New York 10286. In the ordinary course of its business, the Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Case Credit and its affiliates. The Bank of New York (Delaware) will act as co-trustee for the purpose of complying with certain Delaware legal requirements.

                              THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and any Subsequent Receivables purchased as of any applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

    The Initial Receivables were selected, and the Subsequent Receivables will be selected, from the Seller's portfolio using several criteria, including the criteria set forth in the Prospectus under "The Receivables Pools" and the additional criteria that:

        (i) each Receivable is either a Retail Installment Contract or a Full Payout Lease;

        (ii) each Receivable has an APR that is equal to or greater than 3.0%, and the Subsequent Cutoff Date APR with respect to the Subsequent Receivables sold to the trust on any Subsequent Transfer Date will be equal to or greater than 3.0%;

        (iii) each Receivable has a remaining term to maturity (I.E., the period from but excluding the applicable Cutoff Date to and including the Receivable's maturity date) of not more than 72 months;

        (iv) each Receivable has a Contract Value as of the applicable Cutoff Date that (when combined with the Contract Value of any other Receivables with the same or an affiliated Obligor) does not exceed 1% of the aggregate Contract Value of all the Receivables;

        (v) after giving effect to each sale of Subsequent Receivables, the weighted average original term of the Receivables in the trust will not be greater than 55 months; and

        (vi) after giving effect to each sale of Subsequent Receivables, not more than 51.5% of the principal balances of the Receivables in the trust will represent Contracts for the financing of construction equipment and not more than 5% of the principal balances of the Receivables in the trust will represent Contracts for the financing of all terrain vehicles, snowmobiles or marine vessels collectively.

    The Receivables as they are constituted on any Cutoff Date will not deviate from the foregoing characteristics.

    The Receivables will include Contracts with respect to which the first payment has not been made and interest waiver contracts pursuant to which interest will not begin to accrue for some designated period of time. The Receivables may also include Contracts originated through special interest rate financing programs. The underwriting standards for Receivables originated in such programs are the same as those for other Receivables.

    The Initial Receivables will represent approximately 84% of the sum of initial Note Balance, the initial Certificate Balance and the Deferred Purchase Price. Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR, equipment type, payment frequency, current Contract Value and geographic distribution described in the following tables, may vary from those of the Initial Receivables. Following the end of the Funding Period, the Seller will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire Receivables Pool, after the addition of the Subsequent Receivables.

    The composition, distribution by APR, receivable type, equipment type, payment frequency, current Contract Value and geographic distribution, in each case of the Initial Receivables as of the Initial Cutoff Date, are as set forth in the following tables. For purposes of the data in the following tables, "Contract Value" (a) for each Standard Precomputed Receivable has been calculated as the sum of the present value of the scheduled and unpaid payments on such Standard Precomputed Receivable as of the Initial Cutoff Date discounted monthly at an annual rate equal to the APR of such Standard Precomputed Receivable plus any amount of past due payments and (b) for each Precomputed Simple Rebate Receivable has been deemed to equal the current balance of that Receivable on the Servicer's records as of the Initial Cutoff Date.

                      COMPOSITION OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

  INITIAL                                       WEIGHTED         WEIGHTED       AVERAGE
CUTOFF DATE      AGGREGATE       NUMBER OF       AVERAGE          AVERAGE      CONTRACT
    APR       CONTRACT VALUE    RECEIVABLES  REMAINING TERM    ORIGINAL TERM     VALUE
-----------  -----------------  -----------  ---------------  ---------------  ---------
     8.559%  $  524,899,028.57      17,361     46.46 months      49.49 months  $  30,234

            DISTRIBUTION BY RECEIVABLE TYPE OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

                                                                                       PERCENT OF      AGGREGATE
                                                                        NUMBER OF       AGGREGATE       CONTRACT
RECEIVABLE TYPE                                                        RECEIVABLES   CONTRACT VALUE      VALUE
---------------------------------------------------------------------  -----------  -----------------  ----------
Retail Installment Contracts.........................................      15,930   $  461,486,338.30       87.92%
Full Payout Leases...................................................       1,431       63,412,690.27       12.08
                                                                       -----------  -----------------  ----------
                                                                       17,361....   $  524,899,028.57      100.00%
                                                                       -----------  -----------------  ----------
                                                                       -----------  -----------------  ----------

   DISTRIBUTION BY APR OF THE RECEIVABLES POOL AS OF THE INITIAL CUTOFF DATE

                                                                                              PERCENT OF
                                                                                               AGGREGATE
                                                               NUMBER OF       AGGREGATE       CONTRACT
APR RANGE                                                     RECEIVABLES   CONTRACT VALUE       VALUE
------------------------------------------------------------  -----------  -----------------  -----------
 3.00% to  3.99%............................................         792   $   13,892,447.91        2.65%
 4.00% to  4.99%............................................         307       24,140,973.14        4.60
 5.00% to  5.99%............................................         549       19,689,927.08        3.75
 6.00% to  6.99%............................................       3,316       69,723,476.48       13.28
 7.00% to  7.99%............................................       2,520       84,573,046.45       16.11
 8.00% to  8.99%............................................       1,533       93,961,444.17       17.90
 9.00% to  9.99%............................................       2,139       93,614,416.21       17.83
10.00% to 10.99%............................................       4,571       82,605,065.31       15.74
11.00% to 11.99%............................................         780       18,217,815.50        3.47
12.00% to 12.99%............................................         382        9,617,511.68        1.83
13.00% to 13.99%............................................         161        3,906,195.37        0.74
14.00% to 14.99%............................................          61        2,045,141.10        0.39
15.00% to 15.99%............................................          45        1,782,158.73        0.34
16.00% to 16.99%............................................          51        2,276,743.34        0.43
17.00% to 17.99%............................................         153        4,844,088.99        0.92
18.00% to 18.99%............................................           1            8,577.11        0.00
                                                              -----------  -----------------  -----------
  Total.....................................................      17,361   $  524,899,028.57      100.00%
                                                              -----------  -----------------  -----------
                                                              -----------  -----------------  -----------

             DISTRIBUTION BY EQUIPMENT TYPE OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

                                                                                              PERCENT OF
                                                                                               AGGREGATE
                                                               NUMBER OF       AGGREGATE       CONTRACT
TYPE                                                          RECEIVABLES   CONTRACT VALUE       VALUE
------------------------------------------------------------  -----------  -----------------  -----------
Agricultural
  New.......................................................       5,296   $  134,649,723.85       25.65%
  Used......................................................       5,376      119,983,676.38       22.86
Construction
  New.......................................................       3,844      173,813,504.40       33.11
  Used......................................................       2,845       96,452,123.94       18.38
                                                              -----------  -----------------  -----------
    Total...................................................      17,361   $  524,899,028.57      100.00%
                                                              -----------  -----------------  -----------
                                                              -----------  -----------------  -----------

           DISTRIBUTION BY PAYMENT FREQUENCY OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

                                                                                              PERCENT OF
                                                                                               AGGREGATE
                                                               NUMBER OF       AGGREGATE       CONTRACT
FREQUENCY                                                     RECEIVABLES   CONTRACT VALUE       VALUE
------------------------------------------------------------  -----------  -----------------  -----------
Annual(1)...................................................       7,279   $  192,178,901.14       36.61%
Semiannual..................................................         650       20,259,678.36        3.86
Quarterly...................................................         175        5,070,559.25        0.97
Monthly.....................................................       9,257      307,389,889.82       58.56
                                                              -----------  -----------------  -----------
  Total.....................................................      17,361   $  524,899,028.57      100.00%
                                                              -----------  -----------------  -----------
                                                              -----------  -----------------  -----------

------------------------

(1) Approximately 9.05%, 3.63%, 2.98%, 14.53%, 19.59%, 15.88%, 14.83%, 6.02%,
    4.12%, 1.89%, 2.56% and 4.93%, of the annual Receivables have scheduled payments within the collection periods relating to the Payment Dates in January, February, March, April, May, June, July, August, September, October, November and December, respectively.

         DISTRIBUTION BY CURRENT CONTRACT VALUE OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

                                                                                                       PERCENT OF
                                                                                                       AGGREGATE
                                                                        NUMBER OF       AGGREGATE       CONTRACT
VALUE RANGE                                                            RECEIVABLES   CONTRACT VALUE      VALUE
---------------------------------------------------------------------  -----------  -----------------  ----------
$      0.00 to $  4,999.99...........................................       1,998   $    6,587,218.33        1.25%
    5,000.00 to    9,999.99..........................................       3,138       22,990,629.85        4.38
   10,000.00 to   14,999.99..........................................       2,612       32,177,607.19        6.13
   15,000.00 to   19,999.99..........................................       1,794       31,103,090.34        5.93
   20,000.00 to   24,999.99..........................................       1,275       28,487,320.86        5.43
   25,000.00 to   29,999.99..........................................       1,016       27,833,334.34        5.30
   30,000.00 to   34,999.99..........................................         789       25,490,826.79        4.86
   35,000.00 to   39,999.99..........................................         710       26,564,673.21        5.06
   40,000.00 to   44,999.99..........................................         566       24,037,419.03        4.58
   45,000.00 to   49,999.99..........................................         477       22,634,937.02        4.31
   50,000.00 to   54,999.99..........................................         424       22,189,056.27        4.23
   55,000.00 to   59,999.99..........................................         357       20,499,520.95        3.91
   60,000.00 to   64,999.99..........................................         311       19,424,688.13        3.70
   65,000.00 to   69,999.99..........................................         232       15,686,613.87        2.99
   70,000.00 to   74,999.99..........................................         208       15,076,793.99        2.87
   75,000.00 to   99,999.99..........................................         637       54,713,697.53       10.42
 100,000.00 to  199,999.99...........................................         701       92,627,723.70       17.65
 200,000.00 to  299,999.99...........................................          64       15,213,823.28        2.90
 300,000.00 to  499,999.99...........................................          43       16,055,049.00        3.06
 500,000.00 to  699,999.99...........................................           7        4,030,607.17        0.77
 700,000.00 to  799,999.99...........................................           2        1,474,397.72        0.28
                                                                       -----------  -----------------  ----------
   Total.............................................................      17,361   $  524,899,028.57      100.00%
                                                                       -----------  -----------------  ----------
                                                                       -----------  -----------------  ----------

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL
                         AS OF THE INITIAL CUTOFF DATE

                                     PERCENT OF
                                     AGGREGATE
                                      CONTRACT
STATE(1)                               VALUE
----------------------------------  ------------
Alabama...........................        .20% 3
Alaska............................       0.12
Arizona...........................       1.71
Arkansas..........................       3.70
California........................       3.38
Colorado..........................       2.60
Connecticut.......................       0.37
Delaware..........................       0.29
Florida...........................       2.80
Georgia...........................       4.71
Hawaii............................       0.09
Idaho.............................       1.36
Illinois..........................       4.13
Indiana...........................       2.52
Iowa..............................       3.66
Kansas............................       3.41
Kentucky..........................       1.43
Louisiana.........................       2.67
Maine.............................       0.52
Maryland..........................       0.96
Massachusetts.....................       0.34
Michigan..........................       2.51
Minnesota.........................       3.56
Mississippi.......................       4.05
Missouri..........................       2.89
Montana...........................       0.98
Nebraska..........................       2.09

                                     PERCENT OF
                                     AGGREGATE
                                      CONTRACT
STATE(1)                               VALUE
----------------------------------  ------------
Nevada............................       0.89%
New Hampshire.....................       0.28
New Jersey........................       0.77
New Mexico........................       0.45
New York..........................       2.07
North Carolina....................       2.04
North Dakota......................       1.23
Ohio..............................       2.51
Oklahoma..........................       2.52
Oregon............................       1.60
Pennsylvania......................       2.49
Rhode Island......................       0.01
South Carolina....................       1.39
South Dakota......................       2.28
Tennessee.........................       2.50
Texas.............................       8.84
Utah..............................       0.89
Vermont...........................       0.42
Virginia..........................       1.11
Washington........................       2.22
Washington, D.C...................       0.00
West Virginia.....................       0.26
Wisconsin.........................       2.75
Wyoming...........................       0.45
                                    ------------
  Total...........................     100.00%
                                    ------------
                                    ------------

------------------------

(1) Based upon billing addresses of the obligors.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

    Set forth below is certain information concerning Case Credit's experience pertaining to the entire portfolio of United States retail agricultural, construction, and other equipment receivables that it services, including receivables previously sold to trusts under prior asset-backed securitizations. Since 1993, delinquencies, repossessions and net losses on construction contracts have been generally stable, at levels that reflect a strong economy. Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers' income. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables of the trust will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)

                                                                     AT DECEMBER 31,
                            --------------------------------------------------------------------------------------------------
                                                                                                                1994
                                                                                                       -----------------------
                                     1997                     1996                     1995
                            -----------------------  -----------------------  -----------------------   (DOLLARS IN MILLIONS)
                              NUMBER                   NUMBER                   NUMBER                   NUMBER
                                OF                       OF                       OF                       OF
                             CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                            -----------  ----------  -----------  ----------  -----------  ----------  -----------  ----------
Portfolio.................     145,101   $  3,623.3     135,211   $  3,262.4     135,722   $  3,093.1     128,891   $  2,641.0
Period of Delinquency
 31-60 days...............       2,649         74.2       2,031         45.9       1,927         33.5       1,457         18.4
  60 Days or More.........       2,502         65.3       1,778         36.3       1,509         18.5         855          9.4
                            -----------  ----------  -----------  ----------  -----------  ----------  -----------  ----------
Total Delinquencies.......       5,151        139.5   $   3,809   $     82.2       3,436   $     52.0       2,312   $     27.8
Total Delinquencies as a
 Percent of the
 Portfolio................        3.6%         3.9%        2.8%         2.5%        2.5%         1.7%        1.8%         1.0%


                                                                       AT JUNE 30,
                                                     ------------------------------------------------

                                     1993                     1998                     1997
                            -----------------------  -----------------------  -----------------------
                              NUMBER                   NUMBER                   NUMBER
                                OF                       OF                       OF
                             CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                            -----------  ----------  -----------  ----------  -----------  ----------
Portfolio.................     128,562   $  2,434.0     149,535   $  3,891.6     139,759   $  3,416.7
Period of Delinquency
 31-60 days...............       2,033         27.2       2,303         66.0       2,205         50.9
  60 Days or More.........       2,145         22.5       2,089         65.6       2,442         57.4
                            -----------  ----------  -----------  ----------  -----------  ----------
Total Delinquencies.......       4,178   $     49.7       4,392   $    131.6       4,647   $    108.3
Total Delinquencies as a
 Percent of the
 Portfolio................        3.2%         2.0%        2.9%         3.4%        3.3%         3.2%

--------------------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each retail installment sale contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on equipment other than agricultural and construction equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that Case Credit continues to service. Case Credit treats a receivable as delinquent when it is one day past due.

                     CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                                                                        SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                           JUNE 30,
                         ----------------------------------------------------------  ----------------------
                            1997        1996        1995        1994        1993        1998        1997
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                           (DOLLARS IN MILLIONS)
Average Gross Portfolio
 Outstanding During the
 Period................  $  3,442.9  $  3,155.5  $  2,857.7  $  2,511.2  $  2,487.1  $  3,726.4  $  3,320.8
Repossessions as a
 Percent of Average
 Gross Portfolio
 Outstanding(5)........       1.20%       1.07%       1.14%       1.33%       1.83%       1.40%       1.06%
Net Losses as a Percent
 of
Liquidations(2)(3)(4)..       0.34%       0.15%       0.22%       0.36%       0.61%       0.48%       0.28%
Net Losses as a Percent
 of Average Gross
 Portfolio
 Outstanding(2)(3)(5)..       0.20%       0.08%       0.11%       0.19%       0.31%       0.26%       0.15%

--------------------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each retail installment sale contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on equipment other than agricultural and construction equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that Case Credit continues to service.

(2) A portion of the contracts provide for recourse to Dealers. See "The Receivables Pools--The Retail Equipment Financing Business--Dealer Agreements" in the Prospectus. Approximately 25%, 25%, 22%, 22%, 22%, 20% and 23% of the aggregate amounts scheduled to be paid on the contracts acquired during the years ended December 31, 1997, 1996, 1995, 1994 and 1993 and the six months ended June 30, 1998 and June 30, 1997, respectively, provide for recourse to Dealers (excluding contracts which provide for recourse to Dealers through the Dealers' reserve accounts). In the event of defaults by the obligor under any such contract, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are incurred by the Dealer and are not included in the net loss figures set forth above.

(3) Net losses are equal to the aggregate of the principal balances of all contracts (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from repossession expenses and excluding any recoveries from Dealers' reserve accounts.

(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

(5) Percentages have been annualized for the six months ended June 30, 1998 and 1997, and are not necessarily indicative of the experience for the year.

    The net loss figures above reflect the fact that Case Credit had recourse to Dealers on a portion of the Contracts. See "The Receivables Pools--The Retail Equipment Financing Business--Dealer Agreements" in the Prospectus. This fact was taken into consideration in determining the principal balance of the Certificates, the Specified Spread Account Balance and the Yield Supplement Account Initial Deposit. In the event of a Dealer's bankruptcy, a bankruptcy trustee, a creditor or the Dealer as debtor in possession might attempt to characterize recourse sales of Contracts as loans to the Dealer secured by the Contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.

    As used above, losses are defined as those receivables that are over 120 days past due that Case Credit has determined to charge-off. It is the policy of Case Credit to treat each receivable that is over 120 days past due as nonperforming and to review each such receivable on a case-by-case basis to determine the amount and need for charge-off. For purposes of the trust, however, losses are recognized when a receivable is liquidated by the Servicer through the sale of or other disposition of the Financed Equipment, if any, or when the Servicer, has, after using all reasonable efforts to realize upon the Financed Equipment, if any, determined to charge-off the receivable without realizing upon the Financed Equipment.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    Information regarding certain maturity and prepayment considerations with respect to the Notes is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of each Class of Notes could occur significantly earlier than the applicable final scheduled maturity date. Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Notes.

    Prepayments on retail installment sale contracts can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

    The tables on pages S-19, S-20 and S-21, have been prepared on the basis of certain assumptions, including that: (a) the Receivables prepay in full at the specified monthly CPR, with no repurchases, (b) each scheduled payment on the Receivables is made on the last day of each Collection Period, (c) distributions are made on each payment date in respect of the Notes in accordance with the description set forth under "Description of the Transfer and Servicing Agreements--Distributions," (d) the balance in the Spread Account on any day is equal to the Specified Spread Account Balance, (e) the balance in the Yield Supplement Account on any day is equal to the Required Yield Supplement Account Balance, (f) the closing date occurs on August 26, 1998 and (g) the Servicer exercises its option to purchase the Receivables on the payment date after the Pool Balance declines to 10% of the Initial Pool Balance. The table indicates the projected weighted average life of each Class of Notes and sets forth the percent of the initial principal balance of each class of Notes that is projected to be outstanding after each of the payment dates shown at various CPR percentages.

    The table also assumes that the Receivables have been aggregated into three hypothetical pools with all of the Receivables within each such pool having the following characteristics:

                                                                                      AGGREGATE        WEIGHTED
POOL                                                                               CONTRACT VALUE    AVERAGE APR
--------------------------------------------------------------------------------  -----------------  ------------
1...............................................................................  $  525,229,239.02        8.559%
2...............................................................................      49,885,380.49        8.559%
3...............................................................................      49,885,380.49        8.559%
                                                                                  $  625,000,000.00        8.559%
                                                                                  -----------------  ------------
                                                                                  -----------------  ------------

    Hypothetical pool 1 has the same Contract Value and cashflow characteristics as the Initial Receivables. Hypothetical pools 2 and 3 have Contract Values equal in the aggregate to the Initial Pre-Funded Amount. The cash flow characteristics of hypothetical pools 2 and 3 are proportionately identical to hypothetical pool 1.

    The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables on pages S-19, S-20 and S-21. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the Receivables will prepay at a constant CPR until maturity or that all of the Receivables will prepay at the same CPR. Similarly, the aggregate Contract Value of Subsequent Receivables may be less than the Pre-Funded Amount. Moreover, the diverse terms of Receivables within each of the three hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

  PERCENT OF INITIAL PRINCIPAL AMOUNT OF THE NOTES AT VARIOUS CPR PERCENTAGES

                                                                   A-1 NOTES                                    A-2 NOTES
                                            -------------------------------------------------------  -------------------------------
PAYMENT DATE                                   0%          13%         15%        17%        19%        0%         13%        15%
------------------------------------------     ---         ---      ---------  ---------  ---------  ---------  ---------  ---------
Closing Date..............................        100         100         100        100        100        100        100        100
September, 1998...........................         89          84          83         83         82        100        100        100
October, 1998.............................         82          72          71         69         67        100        100        100
November, 1998............................         74          59          56         54         51        100        100        100
December, 1998............................         65          45          42         38         34        100        100        100
January, 1999.............................         54          29          25         21         16        100        100        100
February, 1999............................         45          16          11          6          1        100        100        100
March, 1999...............................         38           4           0          0          0        100        100         99
April, 1999...............................         24           0           0          0          0        100         93         89
May, 1999.................................          7           0           0          0          0        100         82         78
June, 1999................................          0           0           0          0          0         95         71         67
July, 1999................................          0           0           0          0          0         88         61         57
August, 1999..............................          0           0           0          0          0         82         53         49
September, 1999...........................          0           0           0          0          0         77         47         42
October, 1999.............................          0           0           0          0          0         73         41         36
November, 1999............................          0           0           0          0          0         68         35         30
December, 1999............................          0           0           0          0          0         63         29         23
January, 2000.............................          0           0           0          0          0         57         21         16
February, 2000............................          0           0           0          0          0         52         16         10
March, 2000...............................          0           0           0          0          0         48         10          5
April, 2000...............................          0           0           0          0          0         40          2          0
May, 2000.................................          0           0           0          0          0         31          0          0
June, 2000................................          0           0           0          0          0         22          0          0
July, 2000................................          0           0           0          0          0         13          0          0
August, 2000..............................          0           0           0          0          0          7          0          0
September, 2000...........................          0           0           0          0          0          2          0          0
October, 2000.............................          0           0           0          0          0          0          0          0
November, 2000............................          0           0           0          0          0          0          0          0
December, 2000............................          0           0           0          0          0          0          0          0
January, 2001.............................          0           0           0          0          0          0          0          0
February, 2001............................          0           0           0          0          0          0          0          0
March, 2001...............................          0           0           0          0          0          0          0          0
April, 2001...............................          0           0           0          0          0          0          0          0
May, 2001.................................          0           0           0          0          0          0          0          0
June, 2001................................          0           0           0          0          0          0          0          0
July, 2001................................          0           0           0          0          0          0          0          0
August, 2001..............................          0           0           0          0          0          0          0          0
September, 2001...........................          0           0           0          0          0          0          0          0
October, 2001.............................          0           0           0          0          0          0          0          0
November, 2001............................          0           0           0          0          0          0          0          0
December, 2001............................          0           0           0          0          0          0          0          0
January, 2002.............................          0           0           0          0          0          0          0          0
February, 2002............................          0           0           0          0          0          0          0          0
March, 2002...............................          0           0           0          0          0          0          0          0
April, 2002...............................          0           0           0          0          0          0          0          0
May, 2002.................................          0           0           0          0          0          0          0          0
June, 2002................................          0           0           0          0          0          0          0          0
July, 2002................................          0           0           0          0          0          0          0          0
August, 2002..............................          0           0           0          0          0          0          0          0
Weighted Average Life (years)(1)                 0.45        0.31        0.29       0.28       0.26       1.48       1.10       1.06


PAYMENT DATE                                   17%        19%
------------------------------------------  ---------  ---------
Closing Date..............................        100        100
September, 1998...........................        100        100
October, 1998.............................        100        100
November, 1998............................        100        100
December, 1998............................        100        100
January, 1999.............................        100        100
February, 1999............................        100        100
March, 1999...............................         96         93
April, 1999...............................         86         82
May, 1999.................................         74         71
June, 1999................................         63         59
July, 1999................................         53         48
August, 1999..............................         45         40
September, 1999...........................         38         33
October, 1999.............................         31         26
November, 1999............................         25         20
December, 1999............................         18         13
January, 2000.............................         11          6
February, 2000............................          5          0
March, 2000...............................          0          0
April, 2000...............................          0          0
May, 2000.................................          0          0
June, 2000................................          0          0
July, 2000................................          0          0
August, 2000..............................          0          0
September, 2000...........................          0          0
October, 2000.............................          0          0
November, 2000............................          0          0
December, 2000............................          0          0
January, 2001.............................          0          0
February, 2001............................          0          0
March, 2001...............................          0          0
April, 2001...............................          0          0
May, 2001.................................          0          0
June, 2001................................          0          0
July, 2001................................          0          0
August, 2001..............................          0          0
September, 2001...........................          0          0
October, 2001.............................          0          0
November, 2001............................          0          0
December, 2001............................          0          0
January, 2002.............................          0          0
February, 2002............................          0          0
March, 2002...............................          0          0
April, 2002...............................          0          0
May, 2002.................................          0          0
June, 2002................................          0          0
July, 2002................................          0          0
August, 2002..............................          0          0
Weighted Average Life (years)(1)                 1.01       0.96

------------------------------

(1) The weighted average life of an A-1 Note or A-2 Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such Note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such Note.

    THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ON PAGES S-17 AND S-18 (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  PERCENT OF INITIAL PRINCIPAL AMOUNT OF THE NOTES AT VARIOUS CPR PERCENTAGES

                                                                   A-3 NOTES                                    A-4 NOTES
                                            -------------------------------------------------------  -------------------------------
PAYMENT DATE                                   0%          13%         15%        17%        19%        0%         13%        15%
------------------------------------------     ---         ---      ---------  ---------  ---------  ---------  ---------  ---------
Closing Date..............................        100         100         100        100        100        100        100        100
September, 1998...........................        100         100         100        100        100        100        100        100
October, 1998.............................        100         100         100        100        100        100        100        100
November, 1998............................        100         100         100        100        100        100        100        100
December, 1998............................        100         100         100        100        100        100        100        100
January, 1999.............................        100         100         100        100        100        100        100        100
February, 1999............................        100         100         100        100        100        100        100        100
March, 1999...............................        100         100         100        100        100        100        100        100
April, 1999...............................        100         100         100        100        100        100        100        100
May, 1999.................................        100         100         100        100        100        100        100        100
June, 1999................................        100         100         100        100        100        100        100        100
July, 1999................................        100         100         100        100        100        100        100        100
August, 1999..............................        100         100         100        100        100        100        100        100
September, 1999...........................        100         100         100        100        100        100        100        100
October, 1999.............................        100         100         100        100        100        100        100        100
November, 1999............................        100         100         100        100        100        100        100        100
December, 1999............................        100         100         100        100        100        100        100        100
January, 2000.............................        100         100         100        100        100        100        100        100
February, 2000............................        100         100         100        100        100        100        100        100
March, 2000...............................        100         100         100         99         91        100        100        100
April, 2000...............................        100         100          96         88         80        100        100        100
May, 2000.................................        100          90          83         75         68        100        100        100
June, 2000................................        100          78          71         63         56        100        100        100
July, 2000................................        100          66          59         52         45        100        100        100
August, 2000..............................        100          58          50         43         36        100        100        100
September, 2000...........................        100          50          43         36         29        100        100        100
October, 2000.............................         96          44          37         30         23        100        100        100
November, 2000............................         90          38          31         24         17        100        100        100
December, 2000............................         83          31          24         17         10        100        100        100
January, 2001.............................         74          23          16          9          3        100        100        100
February, 2001............................         67          17          10          4          0        100        100        100
March, 2001...............................         61          11           5          0          0        100        100        100
April, 2001...............................         51           3           0          0          0        100        100         96
May, 2001.................................         38           0           0          0          0        100         92         86
June, 2001................................         26           0           0          0          0        100         83         77
July, 2001................................         14           0           0          0          0        100         74         68
August, 2001..............................          7           0           0          0          0        100         68         62
September, 2001...........................          1           0           0          0          0        100         63         58
October, 2001.............................          0           0           0          0          0         96         59         54
November, 2001............................          0           0           0          0          0         91         55         50
December, 2001............................          0           0           0          0          0         85         50         46
January, 2002.............................          0           0           0          0          0         79         46         41
February, 2002............................          0           0           0          0          0         74         42         38
March, 2002...............................          0           0           0          0          0         69         38          0
April, 2002...............................          0           0           0          0          0         62          0          0
May, 2002.................................          0           0           0          0          0         53          0          0
June, 2002................................          0           0           0          0          0         44          0          0
July, 2002................................          0           0           0          0          0         37          0          0
August, 2002..............................          0           0           0          0          0          0          0          0
Weighted Average Life (years)(1)                 2.64        2.14        2.07       2.00       1.93       3.71       3.28       3.20


PAYMENT DATE                                   17%        19%
------------------------------------------  ---------  ---------
Closing Date..............................        100        100
September, 1998...........................        100        100
October, 1998.............................        100        100
November, 1998............................        100        100
December, 1998............................        100        100
January, 1999.............................        100        100
February, 1999............................        100        100
March, 1999...............................        100        100
April, 1999...............................        100        100
May, 1999.................................        100        100
June, 1999................................        100        100
July, 1999................................        100        100
August, 1999..............................        100        100
September, 1999...........................        100        100
October, 1999.............................        100        100
November, 1999............................        100        100
December, 1999............................        100        100
January, 2000.............................        100        100
February, 2000............................        100        100
March, 2000...............................        100        100
April, 2000...............................        100        100
May, 2000.................................        100        100
June, 2000................................        100        100
July, 2000................................        100        100
August, 2000..............................        100        100
September, 2000...........................        100        100
October, 2000.............................        100        100
November, 2000............................        100        100
December, 2000............................        100        100
January, 2001.............................        100        100
February, 2001............................        100         97
March, 2001...............................         98         91
April, 2001...............................         90         83
May, 2001.................................         80         74
June, 2001................................         71         66
July, 2001................................         63         58
August, 2001..............................         57         53
September, 2001...........................         53         49
October, 2001.............................         49         45
November, 2001............................         46         42
December, 2001............................         42         38
January, 2002.............................         37          0
February, 2002............................          0          0
March, 2002...............................          0          0
April, 2002...............................          0          0
May, 2002.................................          0          0
June, 2002................................          0          0
July, 2002................................          0          0
August, 2002..............................          0          0
Weighted Average Life (years)(1)                 3.13       3.05

------------------------------

(1) The weighted average life of an A-3 Note or A-4 Note is determined by: (a) multiplying the amount of each principal payment on the applicable security by the number of years from the date of issuance of the security to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the security.

    THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ON PAGES S-17 AND S-18 (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                                                                                   B NOTES
                                                                                 --------------------------------------------
PAYMENT DATE                                                                        0%          13%         15%        17%
-------------------------------------------------------------------------------     ---         ---      ---------  ---------
Closing Date...................................................................        100         100         100        100
September, 1998................................................................        100          97          97         97
October, 1998..................................................................        100          95          94         94
November, 1998.................................................................        100          92          92         91
December, 1998.................................................................        100          90          89         88
January, 1999..................................................................        100          87          86         85
February, 1999.................................................................        100          84          83         82
March, 1999....................................................................        100          82          81         80
April, 1999....................................................................        100          79          78         77
May, 1999......................................................................        100          75          74         73
June, 1999.....................................................................        100          72          70         69
July, 1999.....................................................................         77          68          67         65
August, 1999...................................................................         75          66          64         63
September, 1999................................................................         74          63          62         60
October, 1999..................................................................         72          62          60         58
November, 1999.................................................................         71          60          58         56
December, 1999.................................................................         69          57          56         54
January, 2000..................................................................         67          55          53         52
February, 2000.................................................................         65          53          51         50
March, 2000....................................................................         64          51          49         48
April, 2000....................................................................         61          49          47         45
May, 2000......................................................................         58          46          44         42
June, 2000.....................................................................         55          43          41         39
July, 2000.....................................................................         52          40          38         37
August, 2000...................................................................         50          38          36         35
September, 2000................................................................         48          36          35         33
October, 2000..................................................................         47          35          33         32
November, 2000.................................................................         46          33          32         30
December, 2000.................................................................         44          32          30         28
January, 2001..................................................................         42          30          28         27
February, 2001.................................................................         40          29          27         25
March, 2001....................................................................         39          27          26         24
April, 2001....................................................................         36          25          24         22
May, 2001......................................................................         33          23          21         20
June, 2001.....................................................................         31          21          19         18
July, 2001.....................................................................         28          19          17         16
August, 2001...................................................................         26          17          16         15
September, 2001................................................................         25          16          15         14
October, 2001..................................................................         24          15          14         13
November, 2001.................................................................         23          14          13         12
December, 2001.................................................................         21          13          12         11
January, 2002..................................................................         20          12          11         10
February, 2002.................................................................         19          11          11          0
March, 2002....................................................................         18          11           0          0
April, 2002....................................................................         16           0           0          0
May, 2002......................................................................         14           0           0          0
June, 2002.....................................................................         12           0           0          0
July, 2002.....................................................................         10           0           0          0
August, 2002...................................................................          0           0           0          0
Weighted Average Life (years)(1)                                                      2.20        1.74        1.68       1.63


PAYMENT DATE                                                                        19%
-------------------------------------------------------------------------------  ---------
Closing Date...................................................................        100
September, 1998................................................................         97
October, 1998..................................................................         94
November, 1998.................................................................         91
December, 1998.................................................................         88
January, 1999..................................................................         84
February, 1999.................................................................         81
March, 1999....................................................................         79
April, 1999....................................................................         75
May, 1999......................................................................         71
June, 1999.....................................................................         68
July, 1999.....................................................................         64
August, 1999...................................................................         61
September, 1999................................................................         59
October, 1999..................................................................         57
November, 1999.................................................................         55
December, 1999.................................................................         52
January, 2000..................................................................         50
February, 2000.................................................................         48
March, 2000....................................................................         46
April, 2000....................................................................         43
May, 2000......................................................................         40
June, 2000.....................................................................         38
July, 2000.....................................................................         35
August, 2000...................................................................         33
September, 2000................................................................         31
October, 2000..................................................................         30
November, 2000.................................................................         28
December, 2000.................................................................         27
January, 2001..................................................................         25
February, 2001.................................................................         24
March, 2001....................................................................         23
April, 2001....................................................................         21
May, 2001......................................................................         19
June, 2001.....................................................................         17
July, 2001.....................................................................         15
August, 2001...................................................................         14
September, 2001................................................................         13
October, 2001..................................................................         12
November, 2001.................................................................         11
December, 2001.................................................................         11
January, 2002..................................................................          0
February, 2002.................................................................          0
March, 2002....................................................................          0
April, 2002....................................................................          0
May, 2002......................................................................          0
June, 2002.....................................................................          0
July, 2002.....................................................................          0
August, 2002...................................................................          0
Weighted Average Life (years)(1)                                                      1.58

------------------------------

(1) The weighted average life of a Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable security by the number of years from the date of issuance of the security to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the security.

    THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ON PAGES S-17 AND S-18 (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                            DESCRIPTION OF THE NOTES

GENERAL

    The following summarizes the material terms of the Notes and the Indenture pursuant to which they will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

PAYMENTS OF INTEREST

    The Interest Rate with respect to each Class of Notes is:

                                                                                  INTEREST RATE
                                                                                   (PER ANNUM)
                                                                                  -------------
Class A-1 Notes.................................................................       5.6075%
Class A-2 Notes.................................................................         5.70%
Class A-3 Notes.................................................................         5.81%
Class A-4 Notes.................................................................         5.92%
Class B Notes...................................................................         5.99%

    The Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal balance of the Notes will accrue at the applicable Interest Rate and will be payable monthly on each payment date, commencing September 15, 1998.

    If the amount of interest on the Class A Notes payable on any payment date exceeds the amounts available on such date, the Class A Noteholders will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes. See "Description of the Transfer and Servicing Agreements--Distributions" "--Spread Account" and "--Yield Supplement Account."

    Interest on the Class B Notes will not be paid on any payment date until interest on the Class A Notes has been paid in full.

PAYMENTS OF PRINCIPAL

    The principal of the Class A Notes will be payable on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount to the holders of the various Classes of Class A Notes, sequentially, so that no principal will be paid on any Class of Class A Notes until each Class of Class A Notes with a lower numerical designation has been paid in full (E.G., no principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full). The principal of the Class B Notes will be payable on each payment date, to the extent of funds available therefor, in an amount generally equal to the Class B Noteholders' Monthly Principal Distributable Amount; PROVIDED, that no principal payments will be made with respect to the Class B Notes on any payment date until all amounts payable with respect to the Class A Notes on that payment date have been paid in full.

    However, after an Event of Default and acceleration of the Notes (and, if any Notes remain outstanding, on and after the Final Scheduled Maturity Date, as defined below), principal payments will be made first to the holders of the Class A Notes ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

    As used herein, with respect to any payment date:

    "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any payment date until the payment date on which the outstanding amount of the Class A Notes has been reduced to zero, the Principal Distributable Amount MINUS the Class B Noteholders' Monthly Principal Distributable Amount.

    "Class B Noteholders' Adjusted Principal Distributable Amount" means, with respect to each payment date, an amount equal to the excess, if any, of: (a) the outstanding amount of the Class B Notes on the related record date minus any Class B Noteholders' Principal Carryover Shortfall over (b) the Initial Class B Percentage of the sum of the outstanding Pool Balance and the Pre-Funded Amount as of the beginning of the current Collection Period; PROVIDED, HOWEVER, that if on the related Record Date any principal of the A-1 Notes remains outstanding, then the Class B Noteholders' Adjusted Principal Distributable Amount for such payment date shall not exceed an amount equal to the aggregate unscheduled principal payments on the Receivables received during the related Collection Period. Notwithstanding the above, on and after the payment date on which the Class A Notes are reduced to zero, the Class B Noteholders' Adjusted Principal Distributable Amount shall be the Principal Distributable Amount less the amount necessary to reduce the Class A Notes to zero.

    "Class B Noteholders' Monthly Principal Distributable Amount" means, with respect to any payment date, the sum of (a) the Class B Noteholders' Adjusted Principal Distributable Amount for such payment date and (b) without duplication of any amounts included in (a), the Class B Noteholders' Principal Carryover Shortfall for such payment date; PROVIDED, HOWEVER, that the sum of clauses (a) and (b) shall not exceed the outstanding amount of the Class B Notes, and, on the Final Scheduled Maturity Date, the Class B Noteholders' Monthly Principal Distributable Amount will include the amount, to the extent of available funds, necessary to reduce the outstanding amount of the Class B Notes to zero.

    "Class B Noteholders' Principal Carryover Shortfall" means, with respect to any payment date, the excess of the Class B Noteholders' Monthly Principal Distributable Amount for the preceding payment date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class B Notes on such preceding Payment Date.

    "Initial Class B Percentage" means 4%.

    "Principal Carryover Shortfall" means, with respect to each Payment Date, the excess of the Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Notes on such preceding Payment Date.

    "Principal Distributable Amount" means, with respect to each payment date, the sum of (a) the Principal Distribution Amount plus (b) the Principal Carryover Shortfall.

    "Principal Distribution Amount" means, with respect to any Payment Date, the amount (not less than zero) equal to (i) the sum of the Contract Value of all Receivables and the Pre-Funded Amount as of the beginning of the immediately preceding Collection Period less (ii) the sum of the Contract Value of all Receivables and the Pre-Funded Amount as of the beginning of the current Collection Period.

MANDATORY REDEMPTION

    On the payment date on or immediately following the last day of the Funding Period, any funds remaining in the Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date) will be applied to redeem the Notes then outstanding in the same sequence and proportions that would apply if such remaining funds were a part of the Principal Distribution Amount.

OPTIONAL REDEMPTION

    Any Notes that remain outstanding on any payment date on which the Servicer exercises its Clean-Up Call will be prepaid in whole at the applicable redemption price on that payment date. The Clean-Up Call cannot be exercised until the Pool Balance declines to 10% or less of the Initial Pool Balance. The redemption price for any Class of Notes in connection with any such optional redemption will equal the unpaid principal balance of that Class of Notes, plus accrued and unpaid interest thereon.

REGISTRATION OF NOTES

    The Notes initially will be cleared through DTC. Investors may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

THE INDENTURE TRUSTEE

    Harris Trust and Savings Bank is the Indenture Trustee under the Indenture. Harris Trust and Savings Bank is an Illinois banking corporation, and its corporate trust offices are located at 311 West Monroe Street, Chicago, Illinois. In the ordinary course of its business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Case Credit and its affiliates.

    Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. The Indenture will provide for a successor trustee to be appointed for one or both Classes of Notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A Noteholders and Class B Noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

        DESCRIPTION OF THE CERTIFICATES AND THE DEFERRED PURCHASE PRICE

    On the Closing Date, the Trust will owe a deferred purchase price (the "Deferred Purchase Price") to the Seller in the amount of $12,400,000. The Certificates will be issued pursuant to the Trust Agreement. The Seller will initially purchase the entire principal amount of the Certificates. The Deferred Purchase Price and the Certificates will bear interest at the rate of 5.99% per annum, except that during the Funding Period no interest will accrue on the Pre-Funded Percentage of the Deferred Purchase Price and the Certificate Balance.

    Distributions of interest and principal on the Deferred Purchase Price and the Certificates will be subordinated in priority of payment to interest and principal due on the Notes to the extent described herein. Funds on deposit in the Spread Account and the Yield Supplement Account will not be available to cover scheduled payments with respect to the Certificates or the Deferred Purchase Price.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summarizes the material terms of the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement and the Trust Agreement entered into in connection with the trust (collectively, the "Transfer and Servicing Agreements"), forms of which have been filed as exhibits to the Registration Statement. Unless the context otherwise requires, each reference in this prospectus supplement to the "Sale and Servicing Agreement" and the "Purchase Agreement" refer to the Sale and Servicing Agreement and Purchase Agreement (each as defined in the accompanying prospectus), respectively, entered into in connection with the trust. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus.

SALE AND ASSIGNMENT OF INITIAL RECEIVABLES AND SUBSEQUENT RECEIVABLES

    Certain information with respect to the conveyance prior to the closing date of certain Contracts from Case Credit to the Seller pursuant to the Liquidity Receivables Purchase Agreement and on the closing date of the Initial Receivables from the Seller to the trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Commercial Paper Program" in the Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the trust Subsequent Receivables having an aggregate Contract Value of approximately $99,770,760.98, such amount being equal to the Initial Pre-Funded Amount.

    It is expected that Subsequent Receivables will be conveyed to the trust monthly on dates specified by the Seller (each, a "Subsequent Transfer Date") occurring during the Funding Period. The Seller will designate as a cutoff date (each, a "Subsequent Cutoff Date") the date as of which particular Subsequent Receivables are conveyed to the trust. On each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to an assignment relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate Contract Value of the Subsequent Receivables, (ii) an amount equal to 2% of the aggregate Contract Value of the Subsequent Receivables will be withdrawn from the Pre-Funding Account and deposited in the Spread Account, (iii) an amount equal to the Maximum Yield Supplement Amount of the Subsequent Receivables conveyed to the trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and deposited in the Yield Supplement Account and (iv) an amount equal to the excess of the aggregate Contract Value of such Subsequent Receivables over the sum of the amounts described in clauses (ii) and (iii) will be withdrawn from the Pre-Funding Account and paid to the Seller.

    Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement (see "The Receivables Pool"); (ii) the Seller shall not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, must satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made; (v) the applicable Yield Supplement Account Initial Deposit for such Subsequent Transfer Date shall have been made; (vi) the Seller shall have executed and delivered to the trust (with a copy to the Indenture Trustee) a written assignment conveying such

Subsequent Receivables to the trust (including a schedule identifying such Subsequent Receivables); (vii) the Seller shall have delivered certain opinions of counsel to the Trustee, the Indenture Trustee and the Rating Agencies with respect to the transfer of all such Subsequent Receivables conveyed during such Collection Period; (viii) the trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the trust at that time, including the Subsequent Receivables conveyed by the Seller during each Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (ix) the Rating Agencies shall have received written notification from the Seller of the addition of all such Subsequent Receivables.

    Except for the criteria described in the preceding paragraph, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the trust, the aggregate characteristics of the entire Receivables Pool may vary from those of the Initial Receivables. See "Risk Factors--The Receivables and the Pre-Funding Account" and "The Receivables Pool."

ACCOUNTS

    In addition to the Accounts referred to in the Prospectus under "Description of the Transfer and Servicing Agreements--Accounts," the Servicer will establish and maintain the Pre-Funding Account, the Negative Carry Account, the Spread Account and the Yield Supplement Account, each in the name of the Indenture Trustee and on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee to be paid to the Servicer will be 1.00% per annum of the Pool Balance as of the first day of each Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior payment dates) will be paid solely to the extent of the Total Distribution Amount and will be paid after the distribution of any portion of the Total Distribution Amount to the Noteholders and the Certificateholders. However, if the Servicer is not Case Credit or an affiliate of Case Credit, the Servicing Fee will be paid prior to the distribution of any portion of the Total Distribution Amount to the Noteholders or the Certificateholders. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. By the third business day prior to a payment date (the "Determination Date"), the Servicer will provide the Indenture Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer, the Negative Carry Amount to be withdrawn from the Negative Carry Account and the Yield Supplement Amount to be withdrawn from the Yield Supplement Account. "Collection Period" means, with respect to any payment date, the period from and including the end of the previous Collection Period (or, if for the first payment date) to but excluding the sixth day of the calendar month in which the payment date occurs.

    On or before the business day preceding each payment date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a payment date will be the aggregate collections on the Receivables (including collections received after the end of the preceding calendar month on any Subsequent Receivables added to the trust after the end of that preceding calendar month and on or prior to that payment date) with respect to the related Collection Period (including any Liquidation Proceeds, the Purchase Amount of any Receivables repurchased by the Seller or purchased by the Servicer and Investment Earnings for such payment date) plus the Negative

Carry Amount and the Yield Supplement Amount for such Collection Period. "Liquidated Receivables" means defaulted Receivables in respect of which the Financed Equipment or Leased Equipment has been sold or otherwise disposed of and "Liquidation Proceeds" means all proceeds of the Liquidated Receivables obtained through the sale or other disposition of the Financed Equipment or Leased Equipment, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables.

    The Total Distribution Amount on any payment date will exclude: (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period; (ii) any monies collected with respect to any Liquidated Receivable (other than from the sale or other disposition of the Financed Equipment or Leased Equipment) during any Collection Period after the Collection Period in which such Receivable became a Liquidated Receivable; and
(iii) amounts released from the Pre-Funding Account.

    DEPOSITS TO THE DISTRIBUTION ACCOUNTS. On each payment date, the Servicer will instruct the Indenture Trustee to make the deposits and distributions set forth below, to the extent of the Total Distribution Amount in the following order of priority:

    (i) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

    (ii) to the Note Distribution Account, the Class Interest Amount for each Class of Class A Notes;

   (iii) to the Note Distribution Account, the Class Interest Amount for the Class B Notes;

    (iv) to the Note Distribution Account, (A) first, the Class Principal Distributable Amount for each class of Class A Notes and (B) second, the Class B Noteholders' Monthly Principal Distributable Amount;

    (v) to the Spread Account, to the extent necessary so that the balance on deposit therein will not be less than the Specified Spread Account Balance;

    (vi) to pay accrued and unpaid interest on the Deferred Purchase Price and the Certificates;

   (vii) after the Notes have been repaid in full, to pay principal on the Deferred Purchase Price and the Certificates;

  (viii) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided that if Case Credit or an affiliate of Case Credit is not the Servicer, the amounts described in this clause (viii) will be paid prior to any other application of funds on deposit in the Collection Account; and

    (ix) the remaining Total Distribution Amount, if any, to the Seller.

    After an Event of Default and acceleration of the Notes (and, if any Notes remain outstanding, on and after the Final Scheduled Maturity Date), principal payments will be made first to the Class A Noteholders ratably according to the amounts due on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

    "Class Interest Amount" means, with respect to any payment date (the "current payment date") and any Class of Notes, an amount equal to the sum of
(i) the aggregate amount of interest accrued on that Class of Notes at the applicable Interest Rate from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date plus (ii) the Class Interest Shortfall for that Class of Notes and the current payment date.

    "Class Interest Shortfall" means, with respect to any payment date (the "current payment date") and any Class of Notes, the excess of the Class Interest Amount for the preceding payment date over the amount in respect of interest on that Class of Notes that was actually deposited in the Note Distribution Account on such preceding payment date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Interest Rate on that Class of Notes from such preceding payment date to but excluding the current payment date.

    "Class Principal Distributable Amount" means, with respect to any Class of Class A Notes on a payment date, the remainder, if any, of the Class A Noteholders' Monthly Principal Distributable Amount for that payment date after subtracting the Class Principal Distributable Amount for each Class of Class A Notes having priority of payment over such Class of Class A Notes; PROVIDED that
(a) in no event shall the Class Principal Distributable Amount for any Class exceed the outstanding principal amount of that Class, (b) on the Final Scheduled A-1 Maturity Date, the Class Principal Distributable Amount for the A-1 Notes will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such payment date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero and (c) on the applicable final scheduled maturity date, the Class Principal Distributable Amount for each other Class of Class A Notes will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such payment date and allocable to principal) to reduce the outstanding principal amount of such Class to zero. For purposes of the foregoing, the various Classes of Class A Notes shall have the following priority (beginning with the highest priority and descending to the lowest): the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes.

    "Contract Value" of the Receivables is generally equivalent to their principal balance and is defined, as of any calculation date (including the Initial Cutoff Date) as the present value of the scheduled and unpaid payments on the Receivables discounted monthly at an annual rate equal to (a) in the case of the Initial Receivables, 8.559%, which is the weighted average APR of the Initial Receivables as of the Initial Cutoff Date (the "Initial Cutoff Date APR") plus any amount of past due payments and (b) in the case of the Subsequent Receivables, the weighted average APR of the Subsequent Receivables sold as of the applicable Subsequent Cutoff Date (the "Subsequent Cutoff Date APR") plus any amount of past due payments.

    "Pool Balance" at any time equals the sum of the aggregate Contract Values of the Receivables at the beginning of a Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, with respect to the preceding Collection Period and all losses realized on Receivables liquidated during such preceding Collection Period.

    On each payment date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders.

NEGATIVE CARRY ACCOUNT

    The Servicer will establish and maintain the Negative Carry Account as a Trust Account in the name of the Indenture Trustee for the benefit of the Noteholders. The Negative Carry Account will be created with an initial deposit by the Seller of $1,539,558.06 (the "Negative Carry Account Initial Deposit"), which is equal to the Maximum Negative Carry Amount as of the closing date. The "Maximum Negative Carry Amount" is equal to the product of (i) the difference between (a) the weighted average of the interest rate on each Class of the Notes minus (b) 2.5%, multiplied by (ii) the Note Percentage of the amount on deposit in the Pre-Funding Account multiplied by (iii) the fraction of a year represented by the number of days until the expected end of the Funding Period (calculated on the basis of a 360-day year of twelve 30-day months). At any time, the "Note Percentage" means the percentage equivalent of a fraction the numerator of which is the Note Balance, the Deferred Purchase Price and the denominator of which is the sum of the Note Balance and the Certificate Balance. On each payment date, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for such Collection Period. For each Collection Period, the "Negative Carry Amount" will be calculated by the Servicer as the difference (if positive) between

(1) the product of (A) the sum of the Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount multiplied by (B) the Pre-Funded Percentage, as of the immediately prior payment date, or in the case of the first payment date, the closing date, minus (2) the investment earnings on the Pre-Funded Amount. The "Pre-Funded Percentage" for each Collection Period is the percentage derived from the fraction the numerator of which is the Pre-Funded Amount and the denominator of which is the sum of the Pool Balance and the Pre-Funded Amount, after taking into account all transfers of Subsequent Receivables during such Collection Period. The amount required to be on deposit in the Negative Carry Account (the "Required Negative Carry Account Balance") as of the beginning of each Collection Period will be equal to the lesser of (x) the Negative Carry Account Initial Deposit minus all previous withdrawals from the Negative Carry Account and (y) the Maximum Negative Carry Amount as of such day. If the amount on deposit in the Negative Carry Account on any payment date (after giving effect to the withdrawal of the Negative Carry Amount for such payment date) is greater than the Required Negative Carry Account Balance, the excess will be released to the Seller. All amounts remaining on deposit in the Negative Carry Account on the payment date on or immediately following the last day of the Funding Period (after giving effect to all withdrawals therefrom on such payment date) will be released to the Seller.

SPREAD ACCOUNT

    The rights of the Seller to receive distributions with respect to the Deferred Purchase Price and the Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The rights of the Class B Noteholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Noteholders to the extent described herein. The protection afforded to each Class of Noteholders through subordination will be effected both by the preferential right of that Class of Noteholders to receive current distributions with respect to the Receivables to the extent described herein and by the establishment of the Spread Account. The Spread Account will be created with an initial deposit by the Seller of $10,504,584.78, which is equal to 2% of the Pool Balance as of the Initial Cutoff Date. On each Subsequent Transfer Date, cash or Eligible Investments having a value approximately equal to 2% of the aggregate Contract Value of the Subsequent Receivables conveyed to the trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Spread Account. The amount initially deposited in the Spread Account by the Seller together with the aggregate amount transferred from the Pre-Funding Account to the Spread Account on each Subsequent Transfer Date is referred to as the "Spread Account Initial Deposit." The Spread Account Initial Deposit will be augmented on each payment date by the deposit in the Spread Account of amounts remaining after the deposit in the Note Distribution Account of amounts to be distributed to Noteholders and the payment of the Administration Fee and any third party Servicing Fee. Subject to certain limitations, amounts on deposit in the Spread Account will be released to the Seller to the extent that the amount on deposit in the Spread Account exceeds the Specified Spread Account Balance. The Seller may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest earnings thereon, provided that certain conditions are satisfied, including that the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of the Notes.

    "Initial Pool Balance" means the sum of (i) the Pool Balance as of the Initial Cutoff Date plus (ii) the aggregate Contract Value of all Subsequent Receivables sold to the trust as of their respective Subsequent Cutoff Dates.

    "Specified Spread Account Balance" means, with respect to any payment date, the lesser of (a) 2% of the Initial Pool Balance and (b) the Note Balance. The Specified Spread Account Balance may be reduced or the definition thereof otherwise modified without the consent of the Noteholders if the Rating Agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the rating of the Notes.

    If the amount on deposit in the Spread Account on any payment date (after giving effect to all deposits or withdrawals therefrom on such payment date) is greater than the Specified Spread Account Balance for such payment date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Seller; PROVIDED, HOWEVER, that if, after giving effect to all payments made on the Notes on such payment date, the sum of the Pool Balance plus the Pre-Funded Amount as of the first day of the Collection Period in which such payment date occurs is less than the sum of the Note Balance and the Certificate Balance, such excess amount will not be distributed to the Seller and will be retained in the Spread Account. Upon the final scheduled payment date or after payment of all interest and principal of the Notes, the Servicer will instruct the Indenture Trustee to distribute the Spread Account balance to the Seller. Upon any distribution to the Seller of amounts from the Spread Account made in accordance with the Sale and Servicing Agreement, the Noteholders will not have any rights in, or claims to, such amounts.

    Subject to the limitations described in the preceding paragraph, amounts held from time to time in the Spread Account will continue to be held for the benefit of Noteholders. Funds will be withdrawn from the Spread Account to the extent that the Total Distribution Amount (after the payment of the Administration Fee (and the Servicing Fee if Case Credit or an affiliate of Case Credit is not the Servicer)) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account and used to cover shortfalls in the Noteholders' Distributable Amount in the same order of priority applicable to distributions from the Collection Account. For this purpose, the "Noteholders' Distributable Amount" for any payment date means the sum of the Class Interest Amount for each Class of Notes, the Class Principal Distributable Amount for each Class of Class A Notes and the Class B Noteholders' Monthly Principal Distributable Amount for that payment date. Funds on deposit in the Spread Account will not be used to cover shortfalls in any distributions on the Deferred Purchase Price or to the Certificateholders.

    The Spread Account and the subordination of the Deferred Purchase Price, the Certificates and the Class B Notes to the Class A Notes are intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses. In addition, the Spread Account and the subordination of the Deferred Purchase Price and the Certificates to the Class B Notes are intended to enhance the likelihood of receipt by Class B Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class B Noteholders will experience losses. However, in certain circumstances, the Spread Account could be depleted. If the amount required to be withdrawn from the Spread Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Spread Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes.

YIELD SUPPLEMENT ACCOUNT

    The Yield Supplement Account will be created with an initial deposit by the Seller of $2,048,380, which equals the sum of the Maximum Yield Supplement Amounts for the Initial Receivables. On each Subsequent Transfer Date, cash or Eligible Investments having a value equal to the Maximum Yield Supplement Amount of the Subsequent Receivables conveyed to the trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and deposited in the Yield Supplement Account. The amount initially deposited in the Yield Supplement Account by the Seller together with the aggregate amount transferred from the Pre-Funding Account to the Yield Supplement Account on each Subsequent Transfer Date is referred to as the "Yield Supplement Account Initial Deposit." On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Yield Supplement Account and deposit into the Collection Account an amount equal to the Yield Supplement Amount for such Collection Period.

    Amounts on deposit in the Yield Supplement Account will be released to the Seller on each payment date to the extent that the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Account Balance. Upon any distribution to the Seller of amounts from the Yield Supplement Account made in accordance with the Sale and Servicing Agreement, the Noteholders will not have any rights in, or claims to, such amounts.

    "Receivables Percentage" for each Collection Period is equal to the percentage equivalent of a fraction the numerator of which is the Pool Balance and the denominator of which is the sum of the Pool Balance and the Pre-Funded Amount, after taking into account all transfers of Subsequent Receivables during such Collection Period.

    "Required Yield Supplement Account Balance" means, as of the beginning of each Collection Period, the lesser of (a) the Yield Supplement Account Initial Deposit for the Closing Date and each Subsequent Transfer Date occurring prior to that Collection Period minus all previous withdrawals from the Yield Supplement Account and (b) the sum of the Maximum Yield Supplement Amounts for each Receivable as of such day.

    "Yield Supplement Amount" means, for each Collection Period, the difference (if positive) between (i) the sum of (a) the Servicing Fee plus (b) the product of (x) the sum of the Class A Interest Amounts for each Class of Notes multiplied by (y) the Receivables Percentage, minus (ii) the difference (if positive) between (x) the aggregate amount of collections on or with respect to the Receivables with respect to the related Collection Period minus (y) the Principal Distribution Amount.

                                LEGAL INVESTMENT

    The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                              ERISA CONSIDERATIONS

THE NOTES

    The Seller has been advised that, although there is little guidance on the subject, the Notes should not be treated as "equity interests" in the trust under the Plan Asset Regulation. As a result, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended.

    However, without regard to whether the Notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a "prohibited transaction" if the trust, the Servicer or the Trustee is or becomes a "party in interest" or a "disqualified person" with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 75-1, regarding transactions between registered broker-dealers and plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding certain transactions determined by in-house asset managers. By its acquisition of a Note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the Note will not give rise to a nonexempt prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended.

    For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

CLASS A NOTES

    Subject to the terms and conditions set forth in an underwriting agreement (the "Class A Note Underwriting Agreement"), the Seller has agreed to cause the trust to sell to each of the Underwriters named below (the "Class A Note Underwriters"), and each of the Class A Note Underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

                                CLASS A-1 NOTES

                                                                                       PRINCIPAL
CLASS A-1 NOTE UNDERWRITERS                                                             AMOUNT
----------------------------------------------------------------------------------  ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                                              $    18,786,000
Credit Suisse First Boston Corporation                                                   18,784,000
First Union Capital Markets, a division of Wheat First Securities, Inc.                  18,784,000
J.P. Morgan Securities Inc.                                                              18,784,000
NationsBanc Montgomery Securities LLC                                                    18,784,000
Salomon Smith Barney                                                                     18,784,000
                                                                                    ---------------
                                                                                    $   112,706,000
                                                                                    ---------------
                                                                                    ---------------

                                CLASS A-2 NOTES

                                                                                       PRINCIPAL
CLASS A-2 NOTE UNDERWRITERS                                                             AMOUNT
----------------------------------------------------------------------------------  ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                                              $    33,500,000
Credit Suisse First Boston Corporation                                                   33,300,000
First Union Capital Markets, a division of Wheat First Securities, Inc.                  33,300,000
J.P. Morgan Securities Inc.                                                              33,300,000
NationsBanc Montgomery Securities LLC                                                    33,300,000
Salomon Smith Barney                                                                     33,300,000
                                                                                    ---------------
                                                                                    $   200,000,000
                                                                                    ---------------
                                                                                    ---------------

                                CLASS A-3 NOTES

                                                                                       PRINCIPAL
CLASS A-3 NOTE UNDERWRITERS                                                             AMOUNT
----------------------------------------------------------------------------------  ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                                              $    23,500,000
Credit Suisse First Boston Corporation                                                   23,300,000
First Union Capital Markets, a division of Wheat First Securities, Inc.                  23,300,000
J.P. Morgan Securities Inc.                                                              23,300,000
NationsBanc Montgomery Securities LLC                                                    23,300,000
Salomon Smith Barney                                                                     23,300,000
                                                                                    ---------------
                                                                                    $   140,000,000
                                                                                    ---------------
                                                                                    ---------------

                                CLASS A-4 NOTES

                                                                                       PRINCIPAL
CLASS A-4 NOTE UNDERWRITERS                                                             AMOUNT
----------------------------------------------------------------------------------  ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                                              $    22,469,000
Credit Suisse First Boston Corporation                                                   22,465,000
First Union Capital Markets, a division of Wheat First Securities, Inc.                  22,465,000
J.P. Morgan Securities Inc.                                                              22,465,000
NationsBanc Montgomery Securities LLC                                                    22,465,000
Salomon Smith Barney                                                                     22,465,000
                                                                                    ---------------
                                                                                    $   134,794,000
                                                                                    ---------------
                                                                                    ---------------

    The Seller has been advised by the Class A Note Underwriters that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of .100% per A-1 Note, .125% per A-2 Note, .175% per A-3 Note and
 .200% per A-4 Note. The Class A Note Underwriters may allow and such dealers may reallow a concession not in excess of .05% per A-1 Note, .075% per A-2 Note,
 .125% per A-3 Note and .175% per A-4 Note to certain other dealers. After the initial public offering of the Class A Notes, the public offering prices and such concessions may be changed.

    In the ordinary course of their respective businesses, the Class A Note Underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Case Credit and its affiliates.

    Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Class A Note Underwriters, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Merrill Lynch, Pierce, Fenner & Smith Incorporated to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of such transactions. Merrill Lynch, Pierce, Fenner & Smith Incorporated is not required to engage in these activities and may end any of these activities at any time.

CLASS B NOTES

    Subject to the terms and conditions set forth in an underwriting agreement (the "Class B Note Underwriting Agreement"), the Seller has agreed to cause the trust to sell to each of the Underwriters named below (the "Class B Note Underwriters"; and together with the Class A Note Underwriters, the "Underwriters"), and each of the Class B Note Underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

                                                                                             PRINCIPAL
CLASS B NOTE UNDERWRITERS                                                                     AMOUNT
-----------------------------------------------------------------------------------------  -------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                                                     $  12,500,000
Salomon Smith Barney                                                                          12,500,000
                                                                                           -------------
                                                                                           $  25,000,000
                                                                                           -------------
                                                                                           -------------

    The Seller has been advised by the Class B Note Underwriters that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of .320% per Class B Note. The Class B Note Underwriters may allow and such dealers may reallow a concession not in excess of .200% per Class B Note to certain other dealers. After the initial public offering of the Class B Notes, the public offering prices and such concessions may be changed.

    In the ordinary course of their respective businesses, the Class B Note Underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Case Credit and its affiliates.

    Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Class B Note Underwriters, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class B Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Merrill Lynch, Pierce, Fenner & Smith Incorporated to reclaim a selling concession from a syndicate member when the Class B Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class B Notes to be higher than it would otherwise be in the absence of such transactions. Merrill Lynch, Pierce, Fenner & Smith Incorporated is not required to engage in these activities and may end any of these activities at any time.

    We will receive proceeds of approximately $586,345,042.35 from the sale of the Class A Notes (representing 99.803411% of the principal amount of each Class A Certificate) after paying the underwriting discount of $1,122,867.50 (representing .1911% of the principal amount of each Class A Note). We will receive proceeds of approximately $24,894,794.25 from the sale of the Class B Notes (representing 99.579177% of the principal amount of each Class B Certificate) after paying the underwriting discount of $105,000 (representing
 .42% of the principal amount of each Class B Note). Additional offering expenses are estimated to be $600,000.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Notes will be passed upon for the trust, the Seller and the Servicer by Mayer, Brown & Platt. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Cravath, Swaine & Moore. Certain Federal income tax and other matters will be passed upon for the trust by Mayer, Brown & Platt. Certain Wisconsin state tax matters will be passed upon for the trust by Foley & Lardner. Cravath, Swaine & Moore and Foley & Lardner have also provided legal services to Case, Case Credit and the Seller.

                                         INDEX OF TERMS
A-1 Notes............................................................................        S-2
A-2 Notes............................................................................        S-2
A-3 Notes............................................................................        S-2
A-4 Notes............................................................................        S-2
APR..................................................................................        S-4
Certificates.........................................................................        S-6
Class A Noteholders' Monthly Principal Distributable Amount..........................       S-23
Class A Notes........................................................................        S-2
Class A Note Underwriters............................................................       S-32
Class A Note Underwriting Agreement..................................................       S-32
Class B Noteholder' Adjusted Principal Distributable Amount..........................       S-23
Class B Noteholders' Monthly Principal Distributable Amount..........................       S-23
Class B Noteholders' Principal Carryover Shortfall...................................       S-23
Class B Notes........................................................................        S-2
Class B Note Underwriting Agreement..................................................       S-33
Class B Note Underwriters............................................................       S-33
Class Interest Amount................................................................       S-27
Class Interest Shortfall.............................................................       S-27
Class Principal Distributable Amount.................................................       S-28
Collection Account...................................................................        S-6
Collection Period....................................................................       S-26
Contract Value.......................................................................       S-29
CPR..................................................................................       S-17
Cutoff Date..........................................................................       S-11
Deferred Purchase Price..............................................................       S-24
Determination Date...................................................................       S-26
ERISA................................................................................       S-31
Federal Tax Counsel..................................................................        S-7
Final Scheduled A-1 Maturity Date....................................................        S-3
Final Scheduled A-2 Maturity Date....................................................        S-3
Final Scheduled A-3 Maturity Date....................................................        S-3
Final Scheduled Maturity Date........................................................        S-3
Funding Period.......................................................................        S-4
Initial Class B Percentage...........................................................       S-23
Initial Cutoff Date..................................................................        S-4
Initial Cutoff Date APR..............................................................        S-4
Initial Pool Balance.................................................................       S-29
Initial Pre-Funded Amount............................................................        S-4
Initial Receivables..................................................................        S-4
Liquidated Receivables...............................................................       S-27
Liquidation Proceeds.................................................................       S-27
Maximum Negative Carry Amount........................................................       S-28
Maximum Yield Supplement Amount......................................................        S-6
Negative Carry Account...............................................................        S-5
Negative Carry Account Initial Deposit...............................................       S-28
Negative Carry Amount................................................................       S-28
Note Balance.........................................................................        S-5
Note Percentage......................................................................       S-28
Noteholders' Distributable Amount....................................................       S-30
Notes................................................................................        S-2

                                         INDEX OF TERMS
Plan.................................................................................       S-31
Pool Balance.........................................................................       S-28
Pre-Funded Amount....................................................................        S-4
Pre-Funded Percentage................................................................       S-29
Principal Carryover Shortfall........................................................       S-23
Principal Distributable Amount.......................................................       S-23
Principal Distribution Amount........................................................       S-23
PTCE.................................................................................       S-31
Purchase Agreement...................................................................       S-25
Rating Agencies......................................................................        S-7
Receivables Percentage...............................................................       S-31
Receivables..........................................................................        S-4
Receivables Pool.....................................................................       S-11
Record Date..........................................................................        S-2
Required Negative Carry Account Balance..............................................       S-29
Required Yield Supplement Account Balance............................................       S-31
Sale and Servicing Agreement.........................................................       S-25
Specified Spread Account Balance.....................................................       S-29
Spread Account.......................................................................        S-5
Spread Account Initial Deposit.......................................................       S-29
Subsequent Cutoff Date...............................................................       S-25
Subsequent Cutoff Date APR...........................................................       S-29
Subsequent Receivables...............................................................        S-4
Subsequent Transfer Date.............................................................       S-25
Total Distribution Amount............................................................       S-26
Transfer and Servicing Agreements....................................................       S-25
Underwriters.........................................................................       S-33
Wisconsin Tax Counsel................................................................        S-7
Yield Supplement Account.............................................................        S-6
Yield Supplement Account Initial Deposit.............................................       S-30
Yield Supplement Amount..............................................................       S-31

                                   PROSPECTUS
                       CASE EQUIPMENT RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                            CASE RECEIVABLES II INC.
                                     Seller

                            CASE CREDIT CORPORATION
                                    Servicer

CONSIDER CAREFULLY
THE    THE TRUSTS--
RISK FACTORS
BEGINNING

                              - A new trust will be formed to issue each series

ON PAGE 4 IN THIS

                                of each trust will be limited to those described below.

PROSPECTUS.

                                  - The primary assets of each trust will be a
                                    pool of receivables ("Receivables" or
                                    "Contracts") of one or more of the following types (as specified in the related prospectus supplement):

The Asset Backed
Notes of a given
series

                                     - retail installment sale contracts or

represent
obligations of

                                      Contracts") secured by new or used

the related trust
             only.or
               other
          equipment;
The Asset Backed

                                     - leases ("Leases") of similar equipment;

Certificates of such

                                     - term loans ("Dealer Loans") to equipment

series represent

                                      rental equipment, rolling stock or
                                       computer systems; and

beneficial interests
in

                                     - unsecured term loans ("Unsecured Dealer

the related trust
only.

            dealers.

Neither the Asset

                              - Each trust may also own monies on deposit in a

Backed Notes nor the

                                which will be used to purchase additional

Asset Backed

                                during the period specified in the related prospectus supplement.

Certificates
represent

                              - In addition, each trust will hold security or

obligations of or

                                equipment financed or leased under the trust's

interests in, and
are not

                                equipment financed under the Unsecured Dealer

guaranteed or
insured

                                from claims on certain related insurance

by, Case Receivables
II

                                the trust accounts identified in the related

Inc. or Case Credit

                                any credit enhancements specified in the related prospectus supplement.

Corporation or any
of their respective

                         THE SECURITIES--

affiliates.

                              - will represent indebtedness of the related trust
                                (in the case of Asset
                                                          Backed Notes) or
                                beneficial interests in the related trust (in

This prospectus may
be

                                Asset Backed Certificates);

used to offer and
sell

                              - will be paid only from the assets of the related
                                trust;

any series of
securities

                              - if offered by this prospectus, will be rated in

only if accompanied
by

                                long-term rating categories or the highest

the prospectus

                                least one nationally recognized rating agency;

supplement for that

                              - may benefit from one or more forms of credit
                                enhancement; and

series.

                              - will be issued as part of a designated series,
                                which will include one or
                                                          more classes of Asset
                                Backed Notes and one or more classes of Asset
                                                          Backed Certificates
                                (collectively called "Securities").

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
                       SECURITIES OR DETERMINED THAT THIS
  PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                 August 5, 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We tell you about the Securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of Securities, including your series; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of Securities, including:

    - the timing of interest and principal payments;

    - the priority of interest and principal payments;

    - financial and other information about the Receivables;

    - information about credit enhancement for each class;

    - the ratings of each class; and

    - the method for selling the Securities.

    IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Securities in any state where the offer is not permitted.

    We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 56 in this prospectus.

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
RISK FACTORS......................     4
Maturity and Prepayment
  Considerations..................     4
Possible Effects of a Case Credit
  or Seller Bankruptcy............     4
Possible Payment Delays or Losses
  Resulting From a Dealer
  Bankruptcy......................     5
Possible Third Party Liabilities
  of Trusts.......................     5
Possible Payment Delays or Losses
  Resulting From Receivable
  Defaults........................     6
THE TRUSTS........................     6
  Trust Property..................     6
  The Trustee.....................     7
THE RECEIVABLES POOLS.............     8
  General.........................     8
  The Retail Equipment Financing
    Business......................    10
  Delinquencies, Repossessions and
    Net Losses....................    12
WEIGHTED AVERAGE LIFE OF THE
  SECURITIES......................    13
POOL FACTORS AND TRADING
  INFORMATION.....................    13
USE OF PROCEEDS...................    14
THE SELLER, CASE CREDIT
  CORPORATION AND CASE
  CORPORATION.....................    14
  Case Receivables II Inc.........    14
  Case Credit Corporation.........    15
  Case Corporation................    15
DESCRIPTION OF THE NOTES..........    16
  General.........................    16
  Principal and Interest on the
    Notes.........................    16
  The Indenture...................    17
  The Indenture Trustee...........    20
DESCRIPTION OF THE CERTIFICATES...    21
  General.........................    21
  Distributions of Principal and
    Interest......................    21
CERTAIN INFORMATION REGARDING THE
  SECURITIES......................    22
  Denominations...................    22
  Fixed Rate Securities...........    22
  Floating Rate Securities........    22
  Indexed Securities..............    23
  Book-Entry Registration.........    23
  Definitive Securities...........    26
  List of Securityholders.........    27
  Reports to Securityholders......    27
DESCRIPTION OF THE TRANSFER AND
  SERVICING AGREEMENTS............    29
  Sale and Assignment of
    Receivables...................    29
  Commercial Paper Program........    30

                                    PAGE
                                    ----
  Accounts........................    32
  Servicing Procedures............    33
  Collections.....................    34
  Servicing Compensation and
    Payment of Expenses...........    34
  Credit and Cash Flow
    Enhancement...................    34
  Net Deposits....................    35
  Statements to Trustees and
    Trust.........................    36
  Evidence as to Compliance.......    36
  Certain Matters Regarding the
    Servicer......................    36
  Servicer Default................    37
  Rights Upon Servicer Default....    37
  Waiver of Past Defaults.........    37
  Amendment.......................    38
  Payment of Notes................    38
  Termination.....................    38
  Administration Agreement........    39
CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.....................    39
  Bankruptcy Considerations
    Relating to Case Credit.......    39
  Bankruptcy Considerations
    Relating to Dealers...........    40
  Perfection and Priority With
    Respect to Receivables........    40
  Security Interests in Financed
    Equipment.....................    40
  Security Interests in Leased
    Equipment.....................    41
  Bankruptcy Considerations
    Relating to a Lessee..........    42
  Repossession....................    43
  Notice of Sale; Redemption
    Rights........................    43
  Certain UCC Considerations......    43
  Vicarious Tort Liability........    44
  Deficiency Judgments and Excess
    Proceeds; Other Limitations...    44
  Consumer Protection Laws........    45
U.S. FEDERAL INCOME TAX
  CONSEQUENCES....................    45
  Tax Characterization of the
    Trust.........................    46
  Tax Consequences to Holders of
    the Notes.....................    46
  Tax Consequences to Holders of
    the Certificates..............    48
WISCONSIN STATE TAX
  CONSEQUENCES....................    52
ERISA CONSIDERATIONS..............    53
PLAN OF DISTRIBUTION..............    54
LEGAL OPINIONS....................    55
WHERE YOU CAN FIND MORE
  INFORMATION.....................    55
INDEX OF TERMS....................    56

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase the Securities.

MATURITY AND PREPAYMENT        The receivables included in each trust may be prepaid, in
  CONSIDERATIONS               full or in part, voluntarily or as a result of defaults,
                               casualties to the related equipment, death of an obligor or other reasons. Also, the servicer of the receivables or Case
                               Receivables II Inc. (the "Seller") may be required to
                               repurchase one or more receivables from a trust in certain circumstances, and the servicer will have the right to
                               purchase all remaining receivables from a trust pursuant to a clean-up call. See "Description of the Transfer and
                               Servicing Agreements -- Sale and Assignment of Receivables."
                               Each such prepayment, repurchase or purchase will shorten
                               the average life of the related Securities. Prepayment rates may be influenced by a variety of factors and cannot be
                               predicted with any assurance (although prepayments of
                               agricultural equipment retail installment sale contracts,
                               which will make up a substantial portion of the receivables in many trusts, have historically tended to increase during periods in which farmers have strong cash flows).
                               On the other hand, the payment schedule under a receivable may be extended or revised under certain circumstances,
                               which may lengthen the average remaining term of the
                               receivables and the average life of the related Securities.
                               See "The Receivables Pools -- The Retail Equipment Financing
                               Business -- Extension/ Revision Procedures."
                               You will bear any reinvestment risks resulting from a faster or slower rate of prepayment, repurchase or extension of
                               receivables held by your trust. If you purchase a Security at a discount, you should consider the risk that a slower
                               than anticipated rate of principal payments on your Security could result in an actual yield that is less than the
                               anticipated yield. Conversely, if you purchase a Security at a premium, you should consider the risk that a faster than anticipated rate of principal payments on your Security
                               could result in an actual yield that is less than the
                               anticipated yield.

POSSIBLE EFFECTS OF A CASE     Case Credit Corporation ("Case Credit") will sell
  CREDIT OR SELLER BANKRUPTCY  receivables to the Seller, and the Seller will in turn sell receivables to each trust. However, a court could conclude that Case Credit or the Seller effectively still owns the
                               receivables supporting any series of Securities, either
                               because the sales referred to above were not "true sales" or because the court concludes that the Seller or the trust
                               should be treated as the same person as Case Credit or the
                               Seller for bankruptcy purposes. If this were to occur, then you could experience delays or reductions in payments as a result of:

                                   - the "automatic stay" which prevents secured creditors
                                   from exercising remedies against a debtor in bankruptcy
                                     without permission from the court and provisions of
                                     the U.S. Bankruptcy Code that permit substitution of
                                     collateral in certain circumstances;

                                   - certain tax or government liens on Case Credit's or
                                   the Seller's property (that arose prior to the transfer
                                     of a receivable to the trust) having a right to be
                                     paid from collections before the collections are used
                                     to make payments on the Securities;

                                   - rejection by Case Credit or its bankruptcy trustee of
                                   any Lease that was deemed to be a "true lease," which
                                     would result in the termination of scheduled payments
                                     under that Lease; and

                                   - the fact that the trust might not have a perfected
                                   interest in (a) certain equipment subject to certificate
                                     of title statutes and (b) any cash collections on the
                                     receivables held by Case Credit at the time that a
                                     bankruptcy proceeding begins.

POSSIBLE PAYMENT DELAYS        A substantial portion of the receivables was originated by
  OR LOSSES RESULTING FROM     dealers or brokers ("Dealers") and purchased by Case Credit.
  A DEALER BANKRUPTCY          See "The Receivables Pools -- The Retail Equipment Financing
                               Business." A significant portion of all the receivables
                               purchased by Case Credit from Dealers provide for recourse to the originating Dealer for defaults by the obligors. In addition, Case Dealers have the right to repurchase at any time the receivables originated by them.

                               In the event of a Dealer's bankruptcy, a creditor or
                               bankruptcy trustee of the Dealer or the Dealer as a debtor in possession might assert that the sales of receivables to
                               Case Credit are loans to the Dealer secured by the
                               receivables. Such an assertion could result in payment
                               delays or (if successful) losses on the affected
                               receivables. In such circumstances, a Dealer or its
                               bankruptcy trustee might also be able to reject any Leases originated by the Dealer that were deemed to be "true
                               leases," resulting in the termination of scheduled payments under those Leases.

POSSIBLE THIRD PARTY           The sales of receivables from Case Credit to the Seller and
  LIABILITIES OF TRUSTS        from the Seller to each trust are intended, among other
                               things, to reduce the possibility that cash flows from the
                               Receivables will be subject to claims other than the rights of investors in the related Securities and of the parties to the applicable trust documents (primarily Case Credit, the
                               Seller and the related trustee and indenture trustee).
                               However, to the extent that Case Credit or a Dealer violates certain Federal or state consumer protection laws applicable to the receivables, a trust could be liable to the obligor, as an assignee of any of the affected receivables. Under the related Transfer and Servicing Agreements, the Seller must repurchase any such receivable from the trust. See "Certain
                               Legal Aspects of the Receivables -- Consumer Protection
                               Laws." However, if the Seller fails for any reason to
                               perform its repurchase obligation, you could experience
                               delays or reductions in payments on your Securities as a
                               result of any such liabilities imposed upon your trust.

                               Similarly, as to any trust that holds any equipment subject to Leases, state laws differ as to whether anyone suffering any injury to person or property involving leased
                               agricultural, construction or other equipment may bring an action upon which relief may be granted

                               against the owner of the equipment by virtue of that
                               ownership. To the extent applicable law permits such an
                               action and such an action is successful, the related trust and its assets may be subject to liability to such an
                               injured party. You could experience delays or reductions in payments on your Securities if liability of this type were imposed on your trust, and the coverage provided by any
                               available insurance is insufficient to cover such a loss.
                               See "Certain Legal Aspects of the Receivables -- Vicarious
                               Tort Liability."

POSSIBLE PAYMENT DELAYS OR     You will rely primarily upon collections on the receivables
  LOSSES RESULTING FROM        in your trust for payments on your Securities. Your
  RECEIVABLE DEFAULTS          Securities may have the benefit of a Spread Account,
                               subordination of one or more other classes of Securities
                               and/or one or more other forms of credit enhancement
                               specified in the related prospectus supplement. This credit enhancement will cover losses and delinquencies on the
                               receivables up to some level. However, if the level of
                               receivables losses and delinquencies exceeds the available credit enhancement, you may experience delays in payments
                               due to you or may not ultimately receive all interest and
                               principal due to you.

                                   THE TRUSTS

    Each series of Securities will be issued by a separate trust (a "Trust"), which will be formed pursuant to an agreement (each, a "Trust Agreement") between the Seller and a trustee identified in the related prospectus supplement. Each series of Securities will include one or more classes of asset backed notes (the "Notes") and one or more classes of asset backed certificates (the "Certificates"). However, the Certificates included in each series may or may not be offered under this prospectus and the related prospectus supplement. Each Note and each Certificate will represent the right to receive payments of principal and interest as described in the related prospectus supplement. In this prospectus, holders of Notes are called "Noteholders," holders of Certificates are called "Certificateholders," and Noteholders and Certificateholders are collectively called "Securityholders".

    Payments on the Certificates issued by a Trust will be subordinated in priority to payments on the related Notes. The details of the subordination will be specified in the related prospectus supplement. In addition, if a series includes two or more classes of Notes or two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amount of distributions in respect of principal or interest.

    The principal offices of each Trust and the related Trustee will be specified in the applicable prospectus supplement.

TRUST PROPERTY

    The assets of each Trust will be limited to those described below. The primary assets of each Trust will be a pool of Receivables and the obligations of the retail purchasers, borrowers, lessees and Dealers (the "Obligors") thereunder, including all moneys paid thereunder (including any late fees, non-sufficient funds fees and other administrative fees or similar charges allowable by applicable law with respect to Receivables) on or after the applicable Cutoff Date (as such term is defined in the related prospectus supplement, a "Cutoff Date"). If Leases are included in a Trust, the Trust property will also include any termination value payment due at the end of the lease term by any Obligor (including any Dealer). No Trust will include in its property any rights to receive proceeds from the sale or other disposition of leased equipment at the end of the lease term other than termination value payments. However, any proceeds received through the exercise of remedies in a default situation will be included to the same extent as in the case with Retail Installment Contracts.

    Each Trust will purchase Receivables ("Initial Receivables") from the Seller on the closing date specified with respect to such Trust in the related prospectus supplement (the "Closing Date"). In addition, to the extent provided in the related prospectus supplement, the Trust will purchase additional Receivables (the "Subsequent Receivables") from the Seller as frequently as daily during a pre-funding period (the "Funding Period") lasting not more than six months. In a transaction that includes a Funding Period, a portion of the proceeds from the sale of the related Securities (the "Pre-Funded Amount") will be held in a trust account (the "Pre-Funding Account") and used to pay the purchase price for Subsequent Receivables and related purposes. The Initial Receivables either were sold previously by Case Credit to the Seller on a monthly basis or will be sold by Case Credit to the Seller on the applicable Closing Date pursuant to a Purchase Agreement related to the applicable Trust. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Commercial Paper Program."

    The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement and the proceeds of such accounts, as described herein and in the related prospectus supplement; (ii) security interests in the equipment financed by Retail Installment Contracts or securing Dealer Loans ("Financed Equipment") and "finance leases" ("Finance Lease Equipment") held by the Trust and security or ownership interests in equipment subject to "true leases" (together with Finance Lease Equipment, "Leased Equipment") held by the Trust; (iii) the rights to proceeds from claims on certain physical damage and term life insurance policies covering the Financed Equipment, the Leased Equipment or the Obligors, as the case may be;
(iv) the interest of the Seller in any proceeds from recourse to Dealers with respect to Receivables (but excluding any amounts contained in Dealers' reserve accounts); (v) any property that secures a Receivable and that has been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related prospectus supplement, a Pre-Funding Account, a Spread Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or the Indenture Trustee for the benefit of holders of the related Securities.

    If the protection provided to Noteholders of a given series by the subordination of the related Certificates and by the Spread Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by such Spread Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Equipment and Leased Equipment which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having first priority perfected security interests in the Financed Equipment or the Leased Equipment in all states, may affect the Servicer's ability to repossess and sell the equipment securing or otherwise subject to the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

THE TRUSTEE

    The trustee for each Trust (each, a "Trustee") will be specified in the related prospectus supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement. A Trustee may resign at any time, in which event the Servicer must appoint a successor trustee. The Administrator of a Trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or if the Trustee becomes insolvent. In such circumstances, the Administrator must appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

    The Receivables in each Trust evidence the financing or lease of new and used agricultural, construction and other equipment or secured or unsecured term loans to Dealers. They will be selected from the Seller's portfolio using several criteria, including that, unless otherwise provided in the related prospectus supplement, each Receivable:

        (i) either (A) is secured by, or evidences the lease of, new or used agricultural, construction or other equipment or (B) is a term loan to a Dealer;

        (ii) was originated in the United States;

        (iii) provides for payments that fully amortize the amount financed over its original term to maturity (which payments may, in the case of any Low Payment Lease, include a termination value akin to a final "balloon" payment payable by either the Obligor or the Dealer that originated the Lease);

        (iv) is a Precomputed Receivable or a Simple Interest Receivable;

        (v) is not a non-performing Receivable and does not have a payment that is more than 90 days overdue as of the end of the month prior to the day it is sold to the Trust or other material default outstanding;

        (vi) does not have an Obligor that is shown in the Servicer's records as being the subject of a bankruptcy proceeding; and

        (vii) satisfies the other criteria, if any, set forth in the related prospectus supplement.

No selection procedures believed by the Seller to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

    If so specified in the related prospectus supplement, the Receivables to be held by a Trust may include Receivables satisfying the applicable criteria which were purchased by Case Credit from Tenneco Credit Corporation out of the $1.2 billion pool of retail receivables retained by Tenneco Credit Corporation in connection with the acquisition by Case Corporation and its subsidiaries of the farm and construction equipment business of subsidiaries of Tenneco Inc. on June 23, 1994 (the "Reorganization"). Except to the extent otherwise provided in the related prospectus supplement, all discussion in this prospectus relating to the Receivables will apply equally to any Receivables purchased by Case Credit from Tenneco Credit Corporation.

    Precomputed Receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") or are monthly actuarial receivables ("Actuarial Receivables" and, together with Rule of 78's Receivables, "Precomputed Receivables"). An Actuarial Receivable provides for amortization of the amount financed over a series of fixed level payment installments. Each installment, including the installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 (or other appropriate fraction) of the annual percentage rate ("APR") of the loan multiplied by the unpaid amount financed, and an amount of principal equal to the remainder of the installment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's." Leases that are Precomputed Receivables may require a termination value payment (to be made by the Obligor or the originating Dealer), which would generally be in a different amount from the fixed periodic rental payments. The "Rule of 78's" is a method of calculating the unearned portion of the precomputed finance charge on Receivables repayable in substantially equal successive installments of approximately equal intervals over 12 months. The unearned portion of the precomputed finance charge to be refunded is equal to that portion of the finance charge which the sum of the number of months the obligations are outstanding after the date of prepayment (counting 1 month as 1, 2 months as 3 (1 + 2), etc., up to 78) bears to 78.

    "Simple Interest Receivables" provide for the amortization of the amount financed under each receivable over a series of fixed level periodic payments. However, unlike the periodic payment under an Actuarial Receivable, each periodic payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, they are applied first to interest accrued to the date of payment, and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed periodic installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed periodic installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed periodic installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the Receivable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. These amortization features and related rebates for Rule of 78's Receivables and Actuarial Receivables should not result in shortfalls of principal payments on related Securities because the portion of the interest payments on these Receivables that give rise to rebate requirements are essentially treated as principal paydowns for purposes of the Securities. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule. However, the amount of the rebate for certain Precomputed Receivables ("Precomputed Simple Rebate Receivables") will equal approximately the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule. Precomputed Receivables that are not Precomputed Simple Rebate Receivables are called "Standard Precomputed Receivables."

    The Receivables transferred to any Trust may include fixed rate receivables and floating rate receivables. In addition, Receivables may provide for different interest rates (or different formulae to calculate the floating interest rate) during an introductory period or otherwise during the life of the Receivable. Each prospectus supplement will include information about any such features that apply to the Receivables in the related Trust.

    Each Lease transferred to any Trust will provide that the payments due under that Lease are absolute and unconditional, notwithstanding any damages to, or loss of, the Leased Equipment or any other event. The Leases transferred to a Trust may include Leases referred to by Case Credit as Full Payout Leases,

Low Payment Leases or both. "Full Payout Leases" are Leases with a termination value payment of $1 or less. "Low Payment Leases" are Leases with a termination value payment of more than $1. The termination value payment is a fixed dollar amount determined at the time a Lease is entered into and specified in the Lease. Under both Full Payout Leases and Low Payment Leases, the lessee has the right (but not the obligation) to purchase the leased equipment at the end of the lease term for an amount equal to the termination value payment. If a lessee does not elect to purchase the leased equipment at the end of the lease term, then the Dealer that originated the Lease is required to pay the termination value payment and entitled to obtain the equipment from the lessee. In no case, will a Trust (or Case Credit, as Servicer) obtain possession of any leased equipment or be entitled to the proceeds from the sale of such equipment (other than termination value payments) unless the equipment is repossessed in a default situation. Consequently, no Securities offered by this prospectus will rely for their payment on the residual value of leased equipment.

    Information with respect to each pool of Receivables will be set forth in the related prospectus supplement, including, to the extent appropriate, the types and composition of the Receivables, the distribution by APR (or spread over a designated index rate), type of equipment, payment frequency and contract value of the Receivables and the geographic distribution of the Receivables.

THE RETAIL EQUIPMENT FINANCING BUSINESS

    Case Credit purchases Contracts primarily from Dealers in agricultural and construction equipment manufactured or otherwise distributed by Case ("Case Dealers"). Case Credit also purchases Contracts from certain other dealers and through brokers in agricultural, equipment and other equipment. In addition, Case Credit finances Contracts originated through one retail outlet directly owned by Case which are immediately thereafter assigned to Case Credit and makes (or may in the future make) loans directly to purchasers. In connection with the retail equipment financing business, Case Credit makes term loans to Dealers secured by rental equipment, rolling stock and computer systems and unsecured loans to Dealers. As of December 31, 1997, there were approximately 1,000 independently owned Case Dealer outlets in the United States. The agricultural equipment financed by Case Credit includes tractors, combines, cotton pickers and implements and equipment used for hay and forage, soil conditioning and crop production. The construction equipment financed by Case Credit may include wheel loaders, skid steer loaders, crawler dozers and loaders, excavators, rough terrain forklifts, trenchers, irrigation equipment and loader/backhoes. The other equipment financed by Case Credit may include horse trailers, all-terrain vehicles, snowmobiles, forestry equipment, power generators and marine vessels; however, Receivables relating to all-terrain vehicles, snowmobiles and marine vessels will collectively make up less than 10% of the assets of each Trust.

    ORIGINATION PROCESS. Each prospective customer is required to complete a credit application which lists the applicant's liabilities, income, credit history and other demographic and personal information. Credit application information obtained by a Dealer or Case Credit, as the case may be, is sent to one of four regional finance offices maintained by Case Credit. The information is processed by Case Credit and additional information is obtained in order to evaluate the prospective customer's creditworthiness. The extent of the additional information varies based primarily on the amount of financing requested. In some cases, Case Credit obtains a credit bureau report on the applicant from an independent credit bureau or checks credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant. In certain cases, audited or certified financial statements of the applicant are obtained. As part of the credit review process (other than in connection with Dealer Loans and Unsecured Dealer Loans), certain data regarding the applicant and additional information is analyzed using Case Credit's credit scoring model. The model was developed by Fair, Isaac and Company, Inc., based on Case Credit's experience using variables that historically have been predictive of future loan performance. The credit score is not determinative; the final credit decision is a subjective determination based on all of the information gathered. Case Credit also maintains five-year loan histories on all past and present Case Credit customers which are reviewed.

    Creditworthiness is evaluated based on criteria established by Case Credit's management. The same credit criteria are applied regardless of which of Case Credit's regional finance offices reviews the application, regardless of whether the applicant is purchasing or leasing equipment and regardless of whether the related Contract will be purchased by Case Credit from a Dealer, assigned by Case to Case Credit as a result of a sale or lease by a Case-owned retail outlet or take the form of a direct loan by Case Credit to a purchaser of Financed Equipment. Credit criteria similar to that used to evaluate applicants for Retail Installment Contracts and Leases are applied to applicants for Dealer Loans and Unsecured Dealer Loans.

    DEALER AGREEMENTS. At the time Case Credit approves the customer's application and fully executed copies of all required agreements and instruments are delivered by the Dealer to Case Credit, the related Contract is sold by the Dealer to Case Credit pursuant to an agreement (a "Dealer Agreement") that Case Credit enters into with each Dealer (except that Case Credit also makes (or may in the future make) loans directly to purchasers and Dealers). Dealer Agreements consist of Retail Financing Agreements, Assignment Agreements and Warranty Agreements. Retail Financing Agreements, which are entered into by Case Dealers and some non-Case Dealers, are master agreements: a single Retail Financing Agreement governs all assignments of Contracts from a Dealer to Case Credit. Warranty Agreements or Assignment Agreements are used with non-Case Dealers that have not signed Retail Financing Agreements and are entered into on a Contract-by-Contract basis. Some of the Contracts purchased by Case Credit from Dealers provide for recourse to the originating Dealer for defaults by the obligor under the Contract. A portion of such Contracts purchased from Case Dealers provide for recourse to the Dealers through a "reserve account" maintained with Case Credit in which Dealers are required to maintain certain amounts on deposit. The Seller will assign to the Trusts its rights to recourse against the Dealers except for the Dealers' reserve accounts and, therefore, any recourse to the Dealers through the reserve accounts will not be assigned to the Trusts. The level of recourse to Dealers varies, and in some cases a Dealer's recourse obligation is contingent upon Case Credit obtaining the related equipment from the Obligor and presenting it to the Dealer. The Trusts will also be assigned rights arising under the Dealer Agreements as a result of the breach by the Dealer of certain representations and warranties made therein. Neither the Seller nor the Servicer makes any representation as to the financial condition of any of the Dealers, and there can be no assurances as to the ability of any Dealer to perform its obligations under any Dealer Agreement.

    CONTRACT TERMS. Case Credit offers Receivables with a variety of repayment or rental schedules tailored to the applicant's anticipated cash flows, such as annual, semi-annual, quarterly and monthly payments. Contracts secured by construction equipment are normally financed with equal monthly payments. However, a "skip payment" schedule, under which payments in up to three predetermined consecutive months are "skipped" to coincide with slow work periods, can be selected by the obligor at the time the Contract is originated. For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period.

    Obligors are required to obtain and maintain physical damage insurance and, in the case of a Lease, liability insurance with respect to the financed or leased equipment. Dealers are responsible for verifying insurance coverage on the equipment at the time the Contract is originated. If a Dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the Contract was originated, the Dealer will be responsible for any resulting loss. At the time the Contract is originated, Case Credit offers customers physical damage insurance and term life insurance that can be financed under the Contract.

    LOAN/LEASE-TO-VALUE RATIOS. The maximum amount that Case Credit will finance under a Retail Installment Contract or a Lease varies based on the obligor's credit history, the type of equipment financed and whether the equipment is new or used, the payment schedule and the length of the Contract. The amount financed is calculated as a percentage of the value of the related equipment, which may not exceed 105% unless a senior credit manager with appropriate delegated authority specifically approves an exception to this limit. Such exceptions are unusual and are made only when Case Credit has determined that the obligor will be able to cover the excess on the basis of the obligor's overall financial condition, as opposed to from the value of the equipment. There is no stated limit on the ratio that may be approved by a senior credit manager. The limit would be based upon the senior credit manager's judgement about the obligor's overall financial condition. For new equipment, the value of the related equipment is based on Dealer's cost for the related equipment plus freight charges. The value of used equipment is based on the "as-is" value of the related equipment reported in the most recent edition of the North American Equipment Dealers Association guidebook or other comparable guidebook.

    Case Credit continues to operate under its traditional guidelines and practices for loan/lease to asset value ratios. Consequently, Case Credit does not believe that those ratios should reasonably be expected to cause any Trust to have credit loss and repossession experience materially different from the historical experience reflected in the related prospectus supplement. There can be no assurance, however, that the credit loss and repossession experience of any Trust will be comparable to the historical experience reflected in the related prospectus supplement.

    The maximum amount that Case Credit will finance under a Dealer Loan or Unsecured Dealer Loan is generally based upon an analysis of the Dealer's overall financial condition, rather than the value of any collateral. Consequently, there are no requirements as to the relationship between the amounts of these types of loans and the value of any collateral.

    Any equipment securing or leased under the Contracts depreciates in value over time. However, Case Credit's practice is to provide for repayment schedules under the Contracts that will generally result in the outstanding principal balance of the Contract at any time in the life of the Contract being less than the anticipated value of the equipment at the time. This may not, however, be the case with Dealer Loans, since they are not generally based upon the value of any collateral.

    EXTENSION/REVISION PROCEDURES. Contracts may be extended or revised when payment delinquencies result from temporary interruptions in an obligor's cash flow. An extension provides for one or more payments to be moved to a future date either within the original maturity of the Contract or beyond the original maturity. A revision is a restructuring of the entire Contract, normally with lower payments and a longer term. Case Credit charges obligors an extension fee which is payable at the time a Contract is extended. The extension fee is generally equal to interest accrued on the unpaid balance of the Contract during the period that payments are not required to be made as a result of the extension.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Certain information concerning the experience of Case Credit pertaining to delinquencies, repossessions and net losses with respect to its entire portfolio of Contracts serviced by Case Credit (including receivables previously sold which Case Credit continues to service) will be set forth in each prospectus supplement. This information may exclude any category of Contracts not included in the related Trust. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average life of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of insurance premiums), liquidations due to default, and receipts of proceeds from physical damage and term life insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Retail Installment Contracts and Dealer Loans are prepayable at any time without penalty to the Obligor. Although Leases do not generally permit voluntary prepayments by their express terms, it is Case Credit's custom to permit voluntary prepayments, and in its capacity as Servicer for each Trust Case Credit will be permitted to continue this practice. Each prepayment will shorten the average remaining term of the Receivables and the average life of the Securities. The rate of prepayment of Contracts is influenced by a variety of factors and cannot be predicted with any assurance (although prepayments of agricultural equipment retail installment sale contracts, which will make up a substantial portion of the Receivables in many Trusts, have historically tended to increase during periods in which farmers have strong cash flows). Neither Case Credit nor any of its affiliates maintains historical prepayment data with respect to its portfolio of Receivables. In addition, under certain circumstances, the Seller must repurchase such Receivables from the related Trust pursuant to the related Sale and Servicing Agreement, as a result of breaches of representations and warranties, and the Servicer must purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. On the other hand, the payment schedule under a Contract may be extended or revised by the Servicer under certain circumstances. An extension or revision may lengthen the average remaining term of the Receivables and the average life of the Securities. See "The Receivables Pools -- The Retail Equipment Financing Business -- Extension/Revision Procedures."

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each payment date, since such amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders of a given series. Such reinvestment risks may include the risk that interest rates are lower at the time Securityholders receive payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of each payment date (after giving effect to payments to be made on such payment date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute with respect to such class of Certificates indicating the remaining balance (the "Certificate Balance") of such class of Certificates, as of each payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the

Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

    Unless otherwise provided in the related prospectus supplement with respect to each Trust, the Noteholders will receive reports on or about each payment date concerning the Receivables, the Pool Balance (as such term is defined in the related prospectus supplement, the "Pool Balance"), each Note Pool Factor and various other items of information, and the Certificateholders will receive reports on or about each payment date concerning the Receivables, the Pool Balance, each Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders."

                                USE OF PROCEEDS

    The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Seller, (ii) to make the deposit of the initial Pre-Funded Amount into the Pre-Funding Account, if any, and (iii) to make such other deposits in accounts of the related Trust as may be specified in the related prospectus supplement. The Seller will use that portion of such net proceeds paid to it with respect to any such Trust to repay outstanding indebtedness under the Loan and Security Agreement or to purchase related Receivables from Case Credit.

            THE SELLER, CASE CREDIT CORPORATION AND CASE CORPORATION

CASE RECEIVABLES II INC.

    Case Receivables II Inc. (the "Seller"), a wholly owned subsidiary of Case Credit will sell the Receivables to each Trust. The Seller was incorporated in the State of Delaware on June 15, 1994. The Seller was organized for the limited purpose of purchasing receivables from Case Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (414) 636-6564.

    The Seller has taken steps in structuring the transactions contemplated hereby and by the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by Case Credit under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Case Credit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of Case Credit in a proceeding under any Insolvency Law. See "Certain Legal Aspects of the Receivables -- Bankruptcy Considerations Relating to Case Credit."

    In addition, the Indenture Trustee, the Trustee, all Noteholders and all Certificateholders will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

    Case Credit has warranted, in the Liquidity Receivables Purchase Agreement, or will warrant, in the applicable Purchase Agreement, that the sale of the Receivables to the Seller is a valid sale, and that it has taken all actions required to perfect the Seller's ownership interest in such Receivables. Notwithstanding the foregoing, if Case Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. In such circumstances, certain of the Leases considered true leases under the United States Bankruptcy Code could be rejected by the trustee or Case Credit, as debtor in possession, resulting in the termination of scheduled payments under any such true leases and possible reductions in distributions to Securityholders if amounts available under any credit enhancement is insufficient to cover such losses. If the transfer of Receivables to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement is recharacterized as a pledge, a tax or government lien on the property of Case Credit arising before the transfer of Receivables to the Seller, may have priority over the Seller's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of Case Credit's bankruptcy estate and would not be available to Case Credit's creditors, except under certain limited circumstances.

CASE CREDIT CORPORATION

    Case Credit Corporation, a Delaware corporation (the "Servicer" or "Case Credit") will service the Receivables owned by each Trust. Case Credit is a wholly owned finance subsidiary of Case Corporation. Case Credit and its wholly owned Canadian and Australian operating subsidiaries provide and administer financing for the retail purchase or lease of new and used Case agricultural, construction, and other equipment and other new and used agricultural and construction equipment. Case offers various retail financing to end-use customers through Case Credit to facilitate the sale of its products in the United States, Canada and Australia; however, the Trusts will include only Receivables of obligors located in the United States. Case Credit's business principally involves purchasing retail installment sale contracts from Case Dealers. In addition, Case Credit facilitates and finances the sale of insurance products to retail customers, provides financing for Case dealers and Case rental equipment yards, and also provides other retail financing programs for end-use customers in the United States and Canada. Case Credit also provides various financing options to dealers for a variety of purposes, including inventory, working capital, real estate acquisitions, construction and remodeling, business acquisitions, dealer systems and service and maintenance equipment.

    Case Credit's headquarters are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (414) 636-6011. Case Credit is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. For further information regarding Case Credit, reference is made to such reports and other information that are available as described under "Where You Can Find More Information."

CASE CORPORATION

    Case Corporation, a Delaware corporation, is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- and medium-sized construction equipment. Case's market position is particularly significant in several product categories, including loader/backhoes, skid steer loaders, large, high-horsepower farm tractors and self-propelled combines. As used herein, "Case" refers to Case and its consolidated subsidiaries.

    Case also manufactures and distributes replacement parts for various models of its farm and construction equipment, many of which are proprietary, to support products it has sold. Case distributes these parts to dealers and distributors through a network of parts depots throughout the world.

    To facilitate the sale of its products, Case offers wholesale financing to its dealers and various types of retail financing to qualified end-users in the United States, Canada and Australia. Wholesale financing consists primarily of floorplan financing and allows dealers to maintain a representative inventory of products. Retail financing consists of the financing of retail installment sales contracts, leases and similar products for the benefit of end-use customers in conjunction with the purchase of new and used equipment from Case dealers and company-owned retail stores and is intended to be competitive with financing available from third parties.

    Case products are distributed through an extensive network of independent dealers and distributors in more than 150 countries worldwide.

    Case's offices are located at 700 State Street, Racine, Wisconsin 53404, and its telephone number is (414) 636-6011. Case is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding Case, reference is made to such reports and other information that are available as described under "Where You Can Find More Information."

                            DESCRIPTION OF THE NOTES

GENERAL

    Each Trust will issue one or more classes of Notes pursuant to the terms of an indenture (each, an "Indenture") between the related Trust and the related indenture trustee (each, an "Indenture Trustee"), a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. In addition to the Notes offered hereby, each Trust may issue one or more additional classes of notes that may be sold in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") or retained by the Seller or its affiliates. Any such additional classes of notes may be issued under the related Indenture or under a separate agreement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

    We will specify in each prospectus supplement whether each class of Notes offered under that prospectus supplement will be (a) cleared through the Depository Trust Company ("DTC"), which is generally expected to be the case, or
(b) issued as definitive securities. DTC or its nominee will be the holder of record of all Notes in any class that is cleared through DTC. As to any such class of Notes, all references herein and in the related prospectus supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related prospectus supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related prospectus supplement. To the extent provided in the related prospectus supplement, a series may include one or more classes of notes ( "Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the Receivables of the related Trust.

    To the extent specified in any prospectus supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such prospectus supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related prospectus supplement.

    In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

    If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," the outstanding Notes will be redeemed as set forth in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a Trust will include a Pre-Funding Account, the outstanding Notes may be subject to partial redemption on or immediately following the end of the Funding Period in an amount and manner specified in the related prospectus supplement.

THE INDENTURE

    MODIFICATION OF INDENTURE. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

    Unless otherwise specified in the related prospectus supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    Unless otherwise provided in the applicable prospectus supplement, a Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things: (a) adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders, provided that such action will not materially and adversely affect the interest of any such Noteholder; or (b) substituting credit enhancement for any class of Notes, provided that the applicable rating agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating for such class of Notes or any other class of Securities of the related series.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;
(iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture generally will (and, if so specified in the applicable prospectus supplement, the amount of interest required to be paid to Noteholders of such Series under the related Indenture may) be limited to amounts available to be deposited in the applicable Note Distribution Account for that purpose. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal (or, when applicable, interest) on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for such class of Notes.

    If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes (or of one or more particular classes thereof, if so specified in the applicable prospectus supplement) then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, such declaration may, subject to payment of any past due amounts and cure or waiver of all other Events of Default, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. Noteholders' voting rights may vary by class.

    If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

    Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series (or of one or more particular classes thereof, if so specified in the applicable prospectus supplement) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

    Unless otherwise specified in the related prospectus supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

    With respect to any Trust, neither the related Trustee nor the related Indenture Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the applicable rating agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

    No Trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust must appoint a successor trustee for such series. The Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Trust must appoint a successor indenture trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any series of Notes does not become effective until acceptance of the appointment by the successor indenture trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each Trust will issue one or more classes of Certificates pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Certificates issued by each Trust may be offered hereby or may be sold in transactions exempt from registration under the Securities Act or retained by the Seller or its affiliates. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

    We will specify in each prospectus supplement whether each class of Certificates offered under that prospectus supplement will be (a) cleared through DTC, which is generally expected to be the case, or (b) issued as definitive securities. DTC or its nominee will be the holder of record of all Certificates in any class that is cleared through DTC.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, rate at which interest will accrue (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related prospectus supplement. Distributions of interest on such Certificates will be made on the payment dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related prospectus supplement, a series may include one or more classes of certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." Unless otherwise provided in the related prospectus supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related prospectus supplement.

    If the Servicer exercises its option to purchase the Receivables of a Trust, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," Certificateholders will receive as prepayment an amount in respect of the Certificates as specified in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related prospectus supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related prospectus supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

DENOMINATIONS

    Securities will be available for purchase in the denominations specified in the related prospectus supplement. If no denomination is specified, then the Securities will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations.

FIXED RATE SECURITIES

    Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum interest rate or Pass-Through Rate, as the case may be, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest."

FLOATING RATE SECURITIES

    Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related prospectus supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such class.

    The applicable prospectus supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such prospectus supplement.

    As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

INDEXED SECURITIES

    To the extent so specified in any prospectus supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled payment date for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable prospectus supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable prospectus supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable prospectus supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

    If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable prospectus supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable prospectus supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

    Unless otherwise specified in the applicable prospectus supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable prospectus supplement as the "Face Amount" of such Indexed Security. The applicable prospectus supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled payment date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such prospectus supplement.

BOOK-ENTRY REGISTRATION

    If so specified in the related prospectus supplement, investors may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede & Co., as nominee for DTC, will hold the global Securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC PARTICIPANTS") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Purchases of Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Securityholder is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders. Securityholders will not receive certificates representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the applicable Indenture Trustee or Trustee as "Noteholders," "Certificateholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Indenture and Trust Agreement). Hence, unless and until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations.

    To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Securityholders of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto).

    Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Securityholders shall be the responsibility of DTC Participants and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Seller or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be delivered to Securityholders. See "Certain Information Regarding the Securities -- Definitive Securities."

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

    Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of Securities. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under a related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

    The Notes or Certificates that are initially cleared through DTC will be issued in fully registered, certificated form ("DEFINITIVE NOTES" and "DEFINITIVE CERTIFICATES," respectively, and collectively referred to herein as "DEFINITIVE SECURITIES") to investors or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the related Indenture Trustee or the related Trustee, as applicable (the "APPLICABLE TRUSTEE"), in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the Securityholders of such Securities.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

    Distributions of principal of, and interest on, such Definitive Securities (or on Notes or Certificates initially issued as Definitive Securities) will be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for such Securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

    Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

    Unless otherwise specified in the related prospectus supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing at least 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

    Unless otherwise specified in the related prospectus supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing at least 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

    With respect to each series of Securities, on or prior to each payment date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such payment date and to the related Trustee a statement to be delivered to the related
Certificateholders.

With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the Notes of such series with respect to such payment date or the period since the previous payment date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the Certificates of such series with respect to such payment date or the period since the previous payment date, as applicable:

        (i) the amount of the distribution allocable to principal of each class of Securities of such series;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

        (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

        (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

        (vi) the interest rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

        (vii) the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

        (viii)the amount of the net losses on Receivables, if any, for such Collection Period;

        (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or purchased in such Collection Period;

        (x) the balance of the Spread Account (if any) on such payment date, after giving effect to changes therein on such payment date;

        (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

        (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

    Each amount set forth pursuant to subclauses (i), (ii), (v) and (vii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of Federal income tax returns. See "Certain Federal Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes the material terms of (i) the agreements (each, a "Sale and Servicing Agreement") pursuant to which Trusts will purchase Receivables from the Seller and the Servicer will agree to service such Receivables; (ii) each Purchase Agreement pursuant to which the Seller will purchase Receivables from Case Credit; (iii) each Trust Agreement pursuant to which a Trust will be created and Certificates will be issued; (iv) each Administration Agreement pursuant to which Case Credit will undertake certain administrative duties with respect to a Trust (collectively, the "Transfer and Servicing Agreements"); and (v) the Liquidity Receivables Purchase Agreement pursuant to which the Seller purchases Retail Installment Contracts from Case Credit and other agreements related to the Seller's asset-backed commercial paper program. Forms of the Transfer and Servicing Agreements and the Liquidity Receivables Purchase Agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the definitive agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On the closing date specified with respect to any given Trust in the related prospectus supplement, if Case Credit is selling to the Seller any Receivables in addition to those previously sold to the Seller pursuant to the Liquidity Receivables Purchase Agreement, Case Credit will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including security interests in the related Financed Equipment and security or ownership interests in the related Leased Equipment, pursuant to a purchase agreement (a "Purchase Agreement," which term will also include, as the context requires, the Liquidity Receivables Purchase Agreement). The Seller will transfer and assign to the related Trustee, without recourse, its entire interest in such Receivables and security and ownership interests, together with its entire interest in designated Retail Installment Contracts previously sold to the Seller pursuant to the Liquidity Receivables Purchase Agreement, pursuant to a Sale and Servicing Agreement. Each such Receivable will be identified in a schedule delivered at the closing under the related Sale and Servicing Agreement (a "Schedule of Receivables"). In connection with the sale of Unsecured Dealer Loans to the Trust, the Seller will deliver the related notes to the Related Trustee. The related Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and Certificates. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Initial Receivables from the Seller, and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account and initial deposits in other trust accounts. The related prospectus supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related prospectus supplement (each, a "Subsequent Transfer Date").

    In each Purchase Agreement, Case Credit will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance and liability insurance, in the case of a Lease, with respect to the Financed Equipment or Leased Equipment in accordance with Case Credit's normal requirements; (iii) as of the applicable closing date or the applicable Subsequent Transfer Date, if any, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offset, defenses or counterclaims have been asserted or threatened; (iv) as of the closing date or the applicable Subsequent Transfer Date, if any, each such Receivable is or will be secured by a first priority perfected security interest in the Financed Equipment or Leased Equipment in favor of Case Credit (except that no such representation or warranty need be made as to any Dealer Loan or Unsecured Dealer Loan or as to any Lease that is a "true lease"); (v) each related Receivable, at the time it was originated, complied and, as of the closing date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable Federal and state laws, including, without limitation, consumer credit, leasing, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related prospectus supplement.

    If the Seller breaches any of its representations or warranties made in the Sale and Servicing Agreement, and such breach has not been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Trustee of such breach, the Seller will repurchase from such Trust any Receivable materially and adversely affected by such breach as of such last day at a price equal to the Contract Value (as defined in the related prospectus supplement) (the "Purchase Amount"). The obligation of the Seller to repurchase any Receivables with respect to which any such representation or warranty has been breached is subject to Case Credit's repurchase of such Receivables. The repurchase obligation constitutes the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Trustee in respect of such Trust for any such uncured breach.

    Pursuant to each Sale and Servicing Agreement, Case Credit, as Servicer, will continue to service the Receivables held by the related Trust and will receive fees for such services. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the Receivables (other than notes evidencing Unsecured Dealer Loans) and any other documents relating to the Receivables. Notes evidencing Unsecured Dealer Loans will be delivered to the related Indenture Trustee. The obligors on the Receivables are not notified of the sale of the Receivables from Case Credit to the Seller or from the Seller to the Trust. The Servicer's accounting records will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sale and assignment will be filed.

    Pursuant to each Sale and Servicing Agreement, the Servicer will have the right (but no obligation) to purchase all of the remaining Receivables held by the Trust after the aggregate Contract Values (as defined in the related prospectus supplement) of the remaining Receivables fall below 10% of the Initial Pool Balance (as defined in the related prospectus supplement). This right is referred to as the Servicer's "Clean-Up Call."

COMMERCIAL PAPER PROGRAM

    In connection with an asset-backed commercial paper program established in August 1994, Case Credit and the Seller entered into a Receivables Purchase Agreement dated as of August 1, 1994 (as amended, the "Liquidity Receivables Purchase Agreement"). Case Credit intends generally to sell to the Seller on the 15th day of each month all Retail Installment Contracts meeting certain eligibility requirements which Case Credit purchased from Case Dealers or from Case in the preceding calendar month. Under the Liquidity Receivables Purchase Agreement, if Case Credit elects to sell any Retail Installment Contracts to the Seller in a month, Case Credit is obligated to sell to the Seller all Retail Installment Contracts purchased by Case Credit from Case Dealers or from Case in the preceding month meeting the applicable eligibility requirements, unless the aggregate Contract Value (as defined in the Liquidity Receivables Purchase Agreement) of such Receivables would exceed the purchase limit under the Liquidity Receivables Purchase Agreement, in which event Case Credit must use procedures to select the Retail Installment Contracts to be sold that are not adverse to the interests of the Seller.

    On each monthly settlement date under the Liquidity Receivables Purchase Agreement, Case Credit will sell and assign to the Seller, without recourse, its entire interest in designated Retail Installment Contracts, including security interests in the related Financed Equipment, and the Seller will grant to Case Equipment Loan Trust 1994-B a security interest in its entire interest in such Receivables and certain other collateral pursuant to the Loan and Security Agreement described below.

    In the Liquidity Receivables Purchase Agreement, Case Credit will represent and warrant to the Seller on each monthly purchase date as to designated Retail Installment Contracts being purchased by the

Seller on such purchase date, among other things, that: (i) each designated Retail Installment Contract meets the applicable eligibility requirements; (ii) the information provided with respect to the designated Retail Installment Contract is correct in all material respects; (iii) the Obligor on each designated Retail Installment Contract is required to maintain physical damage insurance covering the Financed Equipment in accordance with Case Credit's normal requirements; (iv) as of the applicable purchase date, the designated Retail Installment Contracts are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (v) as of the purchase date, each such Retail Installment Contract is or will be secured by a first priority perfected security interest in the Financed Equipment in favor of Case Credit; and (vi) each designated Retail Installment Contract, at the time it was originated, complied and, as of the purchase date, complies in all material respects with applicable Federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

    If Case Credit breaches any of its representations or warranties in the Liquidity Receivables Purchase Agreement, Case Credit will repurchase from the Seller any Retail Installment Contract materially and adversely affected by such breach at a price equal to the Contract Value of such Retail Installment Contract on the settlement date immediately succeeding the month in which such repurchase obligation arises. The repurchase obligation constitutes the sole remedy available to the Seller for any such breach.

    The Seller and Case Equipment Loan Trust 1994-B have entered into a Loan and Security Agreement dated as of August 1, 1994 (as amended, the "Loan and Security Agreement"), pursuant to which Case Equipment Loan Trust 1994-B has agreed to make or increase the principal amount of a loan (the "Seller Loan") to the Seller on a monthly basis and The Seller has agreed to grant to Case Equipment Loan Trust 1994-B a security interest in the Seller's entire interest in all Retail Installment Contracts purchased by the Seller pursuant to the Liquidity Receivables Purchase Agreement and not previously released from the lien created by the Loan and Security Agreement and certain other collateral (the "Seller Collateral"). Case Equipment Loan Trust 1994-B will have funds available to lend to the Seller pursuant to the Loan and Security Agreement to the extent that it is able to issue commercial paper notes or to borrow under a Liquidity Agreement among Case Equipment Loan Trust 1994-B, certain Lenders and The Chase Manhattan Bank, as Administrative Agent.

    The Seller Collateral shall consist primarily of (i) all of the Retail Installment Contracts acquired by the Seller from Case Credit pursuant to the Liquidity Receivables Purchase Agreement from time to time which have been pledged to Case Equipment Loan Trust 1994-B pursuant to the Loan and Security Agreement and not previously released from the lien created by the Loan and Security Agreement and certain other related property, (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Retail Installment Contracts, (iii) funds on deposit in the certain accounts, (iv) all right, title and interest of the Seller in and to the Liquidity Receivables Purchase Agreement and the Servicing Agreement dated as of August 1, 1994 as amended, between Case Credit, as Servicer, and the Seller, (v) all right, title and interest of the Seller in and to certain interest rate caps required to be maintained by the Seller under the Loan and Security Agreement and (vi) the proceeds of the foregoing.

    Under the Loan and Security Agreement, the Seller has the right to have Retail Installment Contracts released from the lien of the Loan and Security Agreement for the purpose of transferring such Retail Installment Contracts (or interests in such Retail Installment Contracts) if, among other requirements, prior to any such transfer, the Seller has received written confirmation from the applicable rating agencies that such transfer and the related transaction will not result in the withdrawal or downgrade of the current ratings on the outstanding trust certificates and commercial paper notes issued by Case Equipment Loan Trust 1994-B and after giving effect to such transfer and the related transactions, the outstanding principal amount of the Seller Loan will not exceed the Net Pool Balance (as defined in the Loan and Security Agreement).

    In connection with any release of Retail Installment Contracts from the lien of the Loan and Security Agreement, the Seller will be required to deposit into the related collection account an amount equal to the aggregate Contract Value of such Retail Installment Contracts plus accrued interest thereon at the applicable APRs to the date of such release.

ACCOUNTS

    With respect to each Trust, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and Spread Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and Spread Account or other credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). If so specified in the prospectus supplement, the Servicer may also establish and maintain a Pre-Funding Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, which will be used to purchase Subsequent Receivables from the Seller from time to time during the Funding Period.

    Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

    For any series of Securities, funds in the Collection Account, the Note Distribution Account, any Pre-Funding Account, the Spread Account and other accounts identified as such in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the applicable rating agencies as being consistent with the rating of such Securities and include: (a) direct obligations of, obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof will have a credit rating from each of the applicable rating agencies in the highest investment category granted thereby; (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the applicable rating agencies in the highest investment category granted thereby; (d) to the extent described below, investments in money market funds having a rating from each of the applicable rating agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Trustee or any of their respective affiliates is investment manager or advisor); (e) bankers' acceptances issued by any depository institution or trust company referred to in CLAUSE (B) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in CLAUSE (B); and (g) any other investment permitted by each of the applicable rating agencies as set forth in writing delivered to the Indenture Trustee; provided that in the case of clauses (d) and (g) such investments will be made only so long as making such investments will not require the Trust to register as an investment company, in accordance with the Investment Company Act of 1940, as amended. During any Funding Period, no investments in money market funds will be made with funds in any account other than the Collection Account.

    Subject to certain conditions, Eligible Investments may include securities issued by the Seller or its affiliates or trusts originated by the Seller or its affiliates. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature on or before the business day preceding the date of the next distribution. However, to the extent permitted by the applicable rating agencies, funds in any Spread Account of a Trust may be invested in securities that will not mature prior to the date of the next distribution with respect to Notes issued by such Trust and will not be sold to meet any shortfalls. Thus, the amount of cash in any Spread Account at any time may be less than the balance of the Spread Account. If the amount required to be withdrawn from any Spread Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the Spread Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series.

    In the unlikely event of defaults on Eligible Investments, investors in the Securities could experience losses or payment delays. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each payment date and shall be treated as collections of interest on the related Receivables.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or any other segregated account the deposit of funds in which has been approved by the applicable rating agencies or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust in a manner consistent with the related Sale and Servicing Agreement, and will utilize such collection procedures as it follows with respect to comparable agricultural, construction and other equipment retail installment sale contracts and leases it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date specified in the related prospectus supplement unless the Servicer purchases the Receivable as described below. Some of such arrangements (including any extension of the payment schedule beyond the Final Scheduled Maturity Date) may result in the Servicer purchasing the Receivable for the Purchase Amount. In the event of a foreclosure with respect to a Receivable, the Servicer may sell the Financed Equipment or the Leased Equipment related to the respective Receivable at public or private sale, or take any other action permitted by applicable law. See

"Certain Legal Aspects of the Receivables." When appropriate, in connection with its servicing obligations, the Servicer may require the applicable Indenture Trustee to deliver all or a portion of one or more notes evidencing Unsecured Dealer Loans. The Servicer will return any such notes to the applicable Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Unsecured Dealer Loan has been paid in full. The Servicer will hold any such notes exclusively as agent for the related Indenture Trustee.

COLLECTIONS

    With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related prospectus supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) Case Credit is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the applicable rating agencies or set forth in the related prospectus supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the business day preceding the applicable payment date for the related Securities. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    With respect to each Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related prospectus supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of each month during the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior periods) will be paid solely from the sources, and at the priority, specified in the related prospectus supplement.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of agricultural, construction and other equipment receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables of each Trust, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating Federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables of each Trust.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of subordination of one or more classes of Securities, Spread Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. Credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities. Any credit enhancement that constitutes a guarantee of the applicable Securities will be separately registered under the Securities Act unless exempt from such registration.

    The presence of a Spread Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

    The Seller may replace the credit enhancement for any class of Securities with another form of credit enhancement without the consent of Securityholders, provided the applicable rating agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series.

    SPREAD ACCOUNT. If so provided in the related prospectus supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related prospectus supplement (the "Spread Account"), which will be maintained in the name of the applicable Indenture Trustee. Any Spread Account may initially be funded by a deposit by the Seller on the applicable closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Spread Account will be increased on each payment date thereafter up to the Specified Spread Account Balance (as defined in the related prospectus supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such payment date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of the Spread Account, either to holders of the Securities covered thereby, to the Seller or to any transferee or assignee of the Seller.

    The Seller may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest earnings thereon, provided that (i) the applicable rating agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Seller provides to the Trustee and the Indenture Trustee a written opinion from independent counsel to the effect that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the Seller.

NET DEPOSITS

    As an administrative convenience, unless the Servicer is required to remit collections daily (see "Description of the Transfer and Servicing Agreements -- Collections" above), the Servicer will be permitted to make the deposit of collections and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such

Collection Period. The Servicer, however, will account to the Indenture Trustee, the Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUST

    Prior to each payment date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trustee and Indenture Trustee annually a statement as to compliance by the Servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

    Each Sale and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

    Copies of such statements and certificates may be obtained by Securityholders by written request addressed to the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement will provide that Case Credit may not resign from its obligations and duties as Servicer thereunder, except upon determination that Case Credit's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed Case Credit's servicing obligations and duties under such Sale and Servicing Agreement.

    Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Case or Case Credit, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement.

SERVICER DEFAULT

    Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the related Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct such Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders of the related series, the Certificateholders of the related series or any other person (a "Specified Party") identified in the related prospectus supplement and that continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by such Indenture Trustee or such Trustee or (B) to the Servicer or the Seller, as the case may be, and to such Indenture Trustee and such Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or, the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (each, an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

    If a Servicer Default under a Sale and Servicing Agreement occurs and remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% in outstanding principal amount of such Notes (or of one or more particular classes or such Notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee or such Noteholders from effecting a transfer of servicing. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of equipment receivables. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement. Neither the Trustee nor the Certificateholders have the right to remove the Servicer if a Servicer Default occurs so long as any Notes of the same series remain outstanding.

WAIVER OF PAST DEFAULTS

    With respect to each Trust, unless otherwise provided in the related prospectus supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing at least a majority of the outstanding Certificate Balance, in the case of any Servicer Default that does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. Therefore, the Noteholders have the ability, as limited above, to waive defaults by the Servicer which could materially adversely affect the Certificateholders. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and the related Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder. In addition, unless otherwise provided in the related prospectus supplement, the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, to substitute or add credit enhancement for any class of Securities provided the applicable rating agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series. Unless otherwise specified in the related prospectus supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer and the related Trustee with the consent of the Indenture Trustee, the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes of the related series and the holders of Certificates of such series evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the Notes or Certificates of such series that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last related Receivables and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Noteholders and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements (including as a result of the exercise by the Servicer of its Clean-Up Call). The Servicer will provide notice of any termination of a Trust to the applicable Trustee and the Indenture Trustee. Within five business days of the receipt of notice from the Servicer, the Trustee will mail notice of such termination to the Certificateholders. The Indenture Trustee will mail notice of any such termination to the Noteholders.

ADMINISTRATION AGREEMENT

    Case Credit will enter into an agreement (an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which Case Credit will act as administrator (in such capacity, the "Administrator") for such Trust. The Administrator will perform on behalf of the Trust certain administrative obligations required by the related Indenture. Unless otherwise specified in the related prospectus supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a quarterly administration fee in an amount equal to $500 or such other amount as may be set forth in the related prospectus supplement (the "Administration Fee").

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

BANKRUPTCY CONSIDERATIONS RELATING TO CASE CREDIT.

    The Seller will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Case Credit under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Case Credit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Case Credit in a proceeding under any Insolvency Law.

    In addition, Case Credit has warranted in the Liquidity Receivables Purchase Agreement, and will warrant in any Purchase Agreement related to a Trust, that the sale of Receivables by Case Credit to the Seller is a valid sale. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and " -- Commercial Paper Program." If Case Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. Also, under such circumstances, Case Credit's bankruptcy trustee (or Case Credit as debtor-in-possession) will, for a period of time, have the opportunity to reject any Lease that is deemed a "true lease," which would result in a cancellation of the scheduled payments due thereafter under such Lease. If the transfer of Receivables to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement is treated as a pledge instead of a sale, a tax or government lien on the property of Case Credit arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein and in the Liquidity Receivables Purchase Agreement are treated as a sale, the Receivables would not be part of Case Credit's bankruptcy estate and would not be available to Case Credit's creditors, except under certain limited circumstances. In addition, while Case Credit is the Servicer, cash collections on the Receivables will, under certain circumstances, be commingled with the funds of Case Credit and, in the event of the bankruptcy of Case Credit, a Trust may not have a perfected interest in such collections.

    In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, the court determined that "accounts," as defined under the UCC, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan.

Although the Receivables are likely to be viewed as "chattel paper," as defined under the UCC, rather than as accounts, the rationale behind the OCTAGON holding is equally applicable to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the OCTAGON case were applied in a Case Credit bankruptcy, however, even if the transfer of Receivables to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement and to the Trust pursuant to the Sale and Servicing Agreement were treated as a sale, the Receivables would be part of Case Credit's bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Seller and Securityholders could result.

BANKRUPTCY CONSIDERATIONS RELATING TO DEALERS.

    A substantial portion of the Receivables was originated by Case Dealers and purchased by Case Credit. See "The Receivables Pools -- The Retail Equipment Financing Business." A significant portion of all the Receivables purchased by Case Credit from Case Dealers provide for recourse to the originating Dealer for defaults by the Obligors. In addition, the Case Dealers retain the right to repurchase at any time the Receivables originated by them. In the event of a Case Dealer's bankruptcy, a creditor or bankruptcy trustee of the Case Dealer or the Case Dealer as a debtor in possession might attempt to characterize the sales of Receivables to Case Credit as loans to the Case Dealer secured by the Receivables. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables. However, in connection with the sale of the Receivables by Case Credit to the Seller, Case Credit has warranted, pursuant to the Liquidity Receivables Purchase Agreement, or will warrant pursuant to the applicable Purchase Agreement, that at the time of such sale it had good title to the Receivables. Furthermore, in the event of a Dealer's bankruptcy, a Dealer or its bankruptcy trustee might also be able to reject any Leases originated by the Dealer that were deemed to be "true leases" resulting in the termination of scheduled payments under those Leases.

PERFECTION AND PRIORITY WITH RESPECT TO RECEIVABLES

    A purchaser of the Retail Installment Contracts or Leases who gives new value and takes possession of the instruments which evidence the Retail Installment Contracts or Leases (I.E., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the related Trust in the Retail Installment Contracts or Leases. In addition, while Case Credit is the Servicer, cash collections on the Receivables will, under certain circumstances, be commingled with the funds of Case Credit and, in the event of the bankruptcy of Case Credit, the related Trust may not have a perfected interest in such collections. Any such sale of Retail Installment Contracts or Leases that had been sold to a Trust would be a violation of Case Credit's contractual obligations.

SECURITY INTERESTS IN FINANCED EQUIPMENT.

    In states in which retail installment sale contracts such as the Retail Installment Contracts evidence the credit sale of agricultural, construction and other equipment by dealers, brokers or manufacturers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the equipment under the applicable UCC. In addition, a Lease that is a finance lease should generally be treated as a personal property security agreement for purposes of the UCC. Perfection of security interests in the equipment is generally governed by the UCC. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural, construction or other equipment may be governed by certificate of title registration laws of the state in which such equipment is located.

    Case Credit confirms that appropriate action has been taken under the laws of each state in which the Financed Equipment or Finance Lease Equipment is located to perfect Case Credit's security interest in the Financed Equipment and Finance Lease Equipment. The Seller is required to repurchase from each

Trust any Receivable (other than a Lease that is a "true lease" or an Unsecured Dealer Loan) as to which necessary perfection actions have not been taken prior to the time of sale to the Trust, if the failure to take such actions will materially adversely affect the interest of such Trust in such Receivable and such failure is not cured within a specified grace period. Similarly, Case Credit is required to repurchase any such Receivable if the failure occurred prior to the sale of the Receivable from Case Credit to the Seller. In addition, under each Sale and Servicing Agreement, Case Credit, as the Servicer, is required (at its own expense) to take appropriate steps to maintain perfection of security interests in the Financed Equipment and the Finance Lease Equipment and is obligated to purchase the related Receivable if it fails to do so. However, because Case Credit does not obtain subordination agreements from other secured lenders when making Dealer Loans, the security interests obtained in connection therewith may not have first priority status.

    Due to the administrative burden and expense, no action will be taken to record the transfer of security interests from Case Credit to the Seller or from the Seller to the Trust. In most states, an assignment like the sales under the Purchase Agreement and Sale and Servicing Agreement for each Trust is effective to convey a security interest, without any action to record the transfer of record. In such states, the proper initial filing of the financing statement relating to the equipment, or, if applicable, the notation of Case Credit's lien on the certificates of title, will be sufficient to protect such Trust against the rights of subsequent purchasers of Financed Equipment or subsequent lenders who take a security interest in Financed Equipment. However, by not identifying a Trust as the secured party on the financing statement or certificate of title, the security interest of such Trust in Financed Equipment could be defeated through fraud or negligence.

    In addition, under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in such goods. Under each Sale and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in the Financed Equipment is or will be prior to all other present liens on and security interests in such Financed Equipment. However, liens for repairs or taxes could arise at any time during the term of a Receivable. Also, error, fraud or forgery by the equipment owner or the Servicer or administrative error by state or local agencies could impair a Trust's security interest. Neither the Seller nor the Servicer must repurchase a Receivable if any of the occurrences described above (other than any action by the Servicer) result in such Trust's losing the priority of its security interest or its security interest in such Financed Equipment after the date such security interest was assigned to such Trust.

    Under the laws of most states, the perfected security interest in equipment would continue for four months after the equipment is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest in such property, or, if applicable, in which such property is initially registered. With respect to any equipment that is subject to a certificate of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

SECURITY INTERESTS IN LEASED EQUIPMENT

    When Leases are sold to a Trust, the security or ownership interest held by the Seller in any related Leased Equipment will be assigned by the Seller to such Trust. Each Lease is either a "true lease" or a lease intended for security (often referred to as a "finance lease"). Whether the Seller is deemed to hold a security interest or an ownership interest in particular Leased Equipment depends in part upon whether the related Lease is a "true lease" or not.

"TRUE LEASE"=the lessor (I.E., the originating Dealer and its assigns) is deemed to be the beneficial owner of the leased equipment.
"FINANCE LEASE" (not a true lease)=the lessee is deemed to be the beneficial owner, and the lessor (or its assignee) is deemed to hold a security interest in the leased equipment.

    Under applicable state law standards, Full Payout Leases should be deemed to be finance leases. The treatment of certain Low Payment Leases as finance leases or true leases under applicable state law is less certain, and the applicable prospectus supplement will specify the extent to which any Low Payment Leases included in the property of the related Trust are thought to be finance leases or true leases or are of uncertain classification.

    Case Credit requires Dealers that originate Leases (including both Full Payout Leases and Low Payment Leases) to obtain a precautionary first priority perfected security interest in the related Leased Equipment (in case the Leases are deemed to be a finance lease). These security interests are transferred to Case Credit when it purchases the related Leases. When Case Credit originates a Lease directly, it also obtains a precautionary first priority perfected security interest in the related Leased Equipment. For Full Payout Leases and any Low Payment Leases that are deemed to be finance leases, Case Credit and its assigns will have a very similar position to the one described above with respect to Retail Installment Contracts. The Seller must repurchase any Full Payout Lease (and any Low Payment Lease that is represented to be a finance lease in the related Sale and Servicing Agreement) that is sold to a Trust if a first priority perfected security interest in the name of Case Credit in the Leased Equipment securing such Lease did not exist as of the date such Lease was purchased by such Trust, if such breach will materially adversely affect the interest of such Trust in such Lease and such failure is not corrected within a specified grace period.

    Case Credit also obtains a perfected security interest in Leased Equipment against originating Case Dealers in the event that the Leased Equipment is deemed to be owned by the Dealer (which would be the case for any Low Payment Lease that is deemed to be a true lease) and the transfer of such Leased Equipment from the Dealer to Case Credit is not deemed to be a true sale. However, that security interest may not in all cases have first priority status. The related prospectus supplement will specify if any Low Payment Leases will be included in the property of any Trust and, if so, whether any filings will be made to perfect a first priority security interest in the related Leased Equipment against Case Credit and the Seller, in case the transfer of such Leased Equipment from Case Credit to the Seller, or from the Seller to the applicable Trust, respectively, is deemed not to be a true sale. Due to administrative burden and expense, it is anticipated that such filings (if any) will cover only a portion of the Leased Equipment. Competing liens arising in favor of creditors of the originating Dealer, Case Credit or the Seller could take priority over the interests of the applicable Trust in such Leased Equipment if such Dealer, Case Credit or the Seller were not deemed to have made a true sale and any security interest in such Leased Equipment granted to Case Credit, the Seller or the Trust, respectively, was not perfected or did not have first priority status. Also, Case Credit does not obtain a perfected security interest in Leased Equipment against originating non-Case Dealers.

BANKRUPTCY CONSIDERATIONS RELATING TO A LESSEE

    If the Obligor under any Lease included in the property of a Trust becomes a debtor in federal bankruptcy proceedings or any similar applicable state law proceedings, the Trust may be delayed or prevented from enforcing certain of its rights under the Leases and obtaining possession of the Leased Equipment from the Obligor. The precise treatment of a Lease in bankruptcy proceedings generally will depend upon whether the bankruptcy court finds the Lease to be a true lease or a finance lease.

    If a given Lease is a "finance lease," its treatment in bankruptcy will be similar to the treatment of a Retail Installment Contract. The Trust will have a bankruptcy claim equal to the outstanding amount of the deemed "loan" to the Obligor , which claim will generally have the benefit of a perfected security interest in the related Finance Lease Equipment (subject to the qualifications set out under " -- Security Interests in the Equipment" above. If a given Lease is a true lease, the Obligor's bankruptcy trustee (or the Obligor as debtor-in-possession) will, for a period of time, have the opportunity to either assume or reject the Lease. The precise length of this period of time will be difficult to predict in any given case, and the bankruptcy trustee (or the Obligor as debtor-in-possession) will have possession of the Leased Equipment during such period.

    If the Lease is assumed, the bankruptcy trustee (or the Obligor as debtor-in-possession) must:

    - cure any default (other than a default based on the Obligor's bankruptcy or financial condition, and possibly other non-monetary defaults); or

    - provide adequate assurance of a prompt cure; and,

    - if there has been a prepetition default, provide adequate assurance of future performance under the Lease.

    If the Lease is rejected:

    - the scheduled payments due thereafter under such Lease will be canceled;

    - the Trust will generally be able to obtain possession of the Leased Equipment; and

    - the Trust will be entitled to assert a claim for damages resulting from the rejection of the Lease, which claim would be unsecured.

REPOSSESSION

    In the event of default by equipment purchasers, the holder of the retail installment sale contract (or a lease that is treated as a personal property security interest) has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed or leased equipment. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

CERTAIN UCC CONSIDERATIONS

    Certain states have adopted a version of Article 2A ("Article 2A") of the UCC that purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, Case Credit will represent in each Sale and Servicing Agreement that (i) to the best of its knowledge, each Obligor has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified Case Credit of any defects therein. Article 2A does, however, recognize typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

VICARIOUS TORT LIABILITY

    Although each Trust will or may own the Leased Equipment related to each Lease purchased by that Trust that is treated as a true lease, the Leased Equipment will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving leased agricultural, construction or other equipment may bring an action upon which relief may be granted against the owner of the equipment by virtue of that ownership. To the extent applicable law permits such an action and such an action is successful, the related Trust and its assets may be subject to liability to such an injured party. If vicarious liability were imposed on a Trust as owner of Leased Equipment, and the coverage provided by any available insurance is insufficient to cover such a loss, you could incur a loss on your investment.

    Lessees are required to obtain and maintain physical damage insurance and liability insurance. Dealers are responsible for verifying physical damage insurance and liability insurance with respect to the Leased Equipment at the time the Lease is originated. If a Dealer fails to verify insurance coverage and the lessee did not obtain insurance coverage at the time the Lease was originated, the Dealer will be required to repurchase such Lease. If any such insurance has lapsed or has not been maintained in full force and effect, the Dealers will not be obligated to repurchase such Lease.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS; OTHER LIMITATIONS

    The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment against the debtor can be sought for the shortfall in those states that do not prohibit or limit such judgments. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

    Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the equipment or, if no such lienholder exists, to the former owner of the equipment.

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers. As to Leases, some jurisdictions require that a lessee be notified of a default and given a time period within which to cure the default prior to repossession of leased equipment.

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the Federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

CONSUMER PROTECTION LAWS

    Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders, lessors and servicers involved in consumer finance. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors and lessors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts. Certain of the Receivables may be deemed to be consumer finance contracts under applicable Federal or state laws.

    Under the Liquidity Receivables Purchase Agreement, Case Credit warrants to the Seller upon each sale of Receivables that each Receivable sold complies with all requirements of law in all material respects and will give, under each Purchase Agreement, a similar warranty. Under the Sale and Servicing Agreement, the Seller makes similar warranties to the Trustee. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Sale and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured; provided however, that the obligation of the Seller to repurchase any Receivables with respect to which any such representation or warranty has been breached is subject to Case Credit's repurchase of such Receivables. If such claim existed at the time Case Credit sold such Receivable to the Seller, such violation would also constitute a breach of the warranties of Case Credit under the Liquidity Receivables Purchase Agreement or Purchase Agreement and would create an obligation of Case Credit to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion, summarizing the material Federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown & Platt, special federal tax counsel ("FEDERAL TAX COUNSEL") for each Trust, subject to the qualifications set forth herein. Mayer, Brown & Platt have prepared or reviewed the statements in this prospectus under the heading "U.S. Federal Income Tax Consequences," and are of the opinion that such statements are correct in all material respects. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Securityholders in light of their personal investment circumstances or their special treatment under the Federal income tax laws (for example, banks and life insurance companies).

    Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CHARACTERIZATION OF THE TRUST

    Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based upon the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

    If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the Notes will be classified as debt for Federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) is a DE MINIMIS amount (I.E., less than 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes and as a result the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the applicable prospectus supplement.

    INTEREST INCOME ON THE NOTES. Based upon the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a Note will be taxed at a maximum rate of 39.6% if the Note is held for not more than 12 months and at 20% if the Note is held for more than 12 months.

    FOREIGN HOLDERS. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) satisfies the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder. To satisfy this requirement, the foreign person, or a financial institution holding the Note on behalf of such foreign person, must provide, in accordance with specified procedures, a paying agent of the Trust with a statement to the effect that the foreign person is not a United States person. Currently these requirements will be met if (x) the foreign person provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8) or (y) a financial institution holding the Note on behalf of the foreign person certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. The Final Regulations will generally be effective for payments made after December 31, 1999.

    If such interest is not "portfolio interest," then it will be subject to a 30% withholding tax unless the foreign person provides the Trust or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (ii) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. Under the Final Regulations, a foreign person will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

    If a foreign person is engaged in a trade or business and interest on the
Note is effectively connected with the conduct of such trade or business in the United States, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; PROVIDED that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. The Final Regulations make certain modifications to the backup withholding and information reporting rules. Prospective investors are urged to consult their own tax advisors regarding the Final Regulations.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. In such a case, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    The following discussion only applies to the extent Certificates are offered in a related prospectus supplement. Until that time, because the Certificates will be held solely by the Seller or one of its affiliates, under current Treasury regulations, the Trust will be disregarded as an entity separate from its owner (I.E., the Seller or one of its affiliates) for federal income tax purposes.

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related prospectus supplement in which the Seller has an interest), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust.

Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates and a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable prospectus supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to Federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    Under the Trust Agreement, interest payments on the Certificates at the Pass-Through Rate (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

    In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of income, gain, loss and deduction of the Trust will be allocated to the Seller.

    Based upon the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be subject to tax on income equal to the entire Pass-Through Rate PLUS the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    Most of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated debt-financed income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. The purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under current Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interest would be deemed distributed to the partners of the Old Partnership in liquidation thereof. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items and accruals of guaranteed payments (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses and accruals of guaranteed payments of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based upon their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's accruals of guaranteed payments and allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The Final Regulations make certain modifications to the backup withholding and information reporting rules. Prospective investors are urged to consult their own tax advisors regarding the Final Regulations. See "Tax Consequences to Holders of the Notes -- Backup Withholding."

                        WISCONSIN STATE TAX CONSEQUENCES

    The following discussion, summarizing the material Wisconsin income and franchise tax consequences of the purchase, ownership and disposition of the Notes and Certificates, is based upon current provisions of the Wisconsin Statutes, administrative pronouncements thereunder, and judicial authority, all of which are subject to change, possibly retroactively. The numbered paragraphs in the following summary represent the opinion of Foley & Lardner, special Wisconsin tax counsel ("WISCONSIN TAX COUNSEL") for each Trust, subject to the qualifications set forth herein. Foley & Lardner have prepared or reviewed the statements in this prospectus under the heading "Wisconsin State Tax Consequences," and are of the opinion that such statements are correct in all material respects. No ruling on any of the issues discussed below will be sought from the Wisconsin Department of Revenue.

    In the opinion of Wisconsin Tax Counsel:

1. If the Notes are treated as indebtedness of the Trust for Federal income tax purposes, the Notes should be treated as indebtedness of the Trust for Wisconsin income and franchise tax purposes.

2. Noteholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to such jurisdiction as a consequence of their purchase, ownership and disposition of the Notes. However, a Noteholder already subject to Wisconsin income or franchise tax jurisdiction may be required to take the income with respect to the Notes into account in determining the Noteholder's liability for Wisconsin income or franchise tax.

3. If a Trust is classified as a partnership for Federal income tax purposes (but is not classified as a publicly traded partnership or, if it is so classified, would not be taxable as a corporation because it would meet certain qualifying income tests), the Trust would not be taxable as a corporation for Wisconsin income and franchise tax purposes. While the matter is not free from doubt, the Trust should not be subject to Wisconsin income or franchise tax jurisdiction. If a Trust were subject to Wisconsin income or franchise tax jurisdiction, it would be required to file Wisconsin partnership information returns similar to the returns it would be required to file for Federal income tax purposes.

4. Regardless of whether the Trust is subject to Wisconsin income or franchise tax jurisdiction, Certificateholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to such jurisdiction as a consequence of their purchase, ownership and disposition of the Certificates.

5. If the Trust were taxable as a corporation for Federal tax purposes: (i) while the matter is not free from doubt, the Trust should not be subject to Wisconsin income or franchise tax jurisdiction; and (ii) Certificateholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to such taxation as a consequence of their purchase, ownership and disposition of the Certificates. If the Trust were classified as an association taxable as a corporation and the Trust were determined to be subject to Wisconsin income or franchise tax jurisdiction: (i) the Trust would be liable for Wisconsin income or franchise taxes with respect to its taxable income attributable to Wisconsin and any resulting Wisconsin income or franchise taxes paid by the Trust would reduce the amounts otherwise available for distribution to the Certificateholders; (ii) distributions to the Certificateholders would not be subject to withholding for Wisconsin income or franchise taxes; and (iii) Certificateholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to Wisconsin income or franchise taxes as a consequence of their purchase, ownership and disposition of the Certificates.

    Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Securityholders in all the state taxing jurisdictions in which they are already subject to tax. Securityholders are urged to consult their own advisors with respect to state income and franchise taxes.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

    Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related prospectus supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of a given series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related prospectus supplement. In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related prospectus supplement if any of such Notes and Certificates, as the case may be, are purchased.

    Each prospectus supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

    Each Underwriting Agreement will provide that the Seller and Case Credit will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

    Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof. The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Mayer, Brown & Platt, Chicago, Illinois and New York, New York. Richard S. Brennan, General Counsel and Secretary of Case is also a partner at Mayer, Brown & Platt.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Seller, as originator of each Trust filed a registration statement relating to the Securities with the Securities and Exchange Commission (the "SEC"). This prospectus is part of the registration statement, but the registration statement includes additional information.

    The Seller will file with the SEC all required annual, monthly and special SEC reports and other information about any Trust it originates.

    You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

    The SEC allows us to "incorporate by reference" information that the Seller files with it, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Seller files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any Trust until we terminate offering the Securities.

    The Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 33-99298) was filed with the SEC pursuant to the Exchange Act and is incorporated into this prospectus by reference and made a part hereof. Since that time, the Seller has not been, and is not currently, required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the trusts it originates. The Seller's Current Reports on Form 8-K dated March 7, 1996, May 10, 1996, September 19, 1996, January 13, 1997, March 18, 1997, June 11, 1997,
September 10, 1997, September 22, 1997, December 5, 1997 and February 9, 1998 are incorporated into this prospectus by reference and made a part hereof.

    As a recipient of this prospectus, you may request a copy of any document the Seller incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Case Receivables II Inc., 233 Lake Avenue, Racine, Wisconsin 53403,
Attention: Vice President (Telephone 414-636-6564). You may access the Servicer's Internet site at (http:// www.casecorp.com).

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

                                                                                                                PAGE
                                                                                                                -----
Actuarial Receivables......................................................................................           8
Administration Agreement...................................................................................          39
Administration Fee.........................................................................................          39
Administrator..............................................................................................          39
Applicable Trustee.........................................................................................          27
APR........................................................................................................           8
Base Rate..................................................................................................          22
Benefit Plan...............................................................................................          53
Calculation Agent..........................................................................................          22
Case.......................................................................................................          15
Case Credit................................................................................................           4
Case Dealers...............................................................................................          10
Cedel......................................................................................................          25
Cedel Participants.........................................................................................          25
Certificate Balance........................................................................................          13
Certificate Distribution Account...........................................................................          32
Certificate Pool Factor....................................................................................          13
Certificateholders.........................................................................................           6
Certificates...............................................................................................           6
Clean-Up Call..............................................................................................          30
Closing Date...............................................................................................           7
Code.......................................................................................................          45
Collection Account.........................................................................................          32
Collection Period..........................................................................................          34
Commodity Indexed Securities...............................................................................          24
Contracts..................................................................................................           1
Cooperative................................................................................................          26
Currency Indexed Securities................................................................................          24
Cutoff Date................................................................................................           6
Dealer Agreement...........................................................................................          11
Dealer Loans...............................................................................................           1
Dealers....................................................................................................           5
Definitive Certificates....................................................................................          26
Definitive Notes...........................................................................................          26
Definitive Securities......................................................................................          26
Depositaries...............................................................................................          23
DTC........................................................................................................          16
DTC Participants...........................................................................................          24
Eligible Deposit Account...................................................................................          33
Eligible Institution.......................................................................................          33
Eligible Investments.......................................................................................          32
ERISA......................................................................................................          53
Euroclear..................................................................................................          26
Euroclear Operator.........................................................................................          26
Euroclear Participants.....................................................................................          26
Events of Default..........................................................................................          18

Exchange Act...............................................................................................          15
Face Amount................................................................................................          23
Federal Tax Counsel........................................................................................          45
Final Regulations..........................................................................................          47
finance lease..............................................................................................          42
Finance Lease Equipment....................................................................................           7
Financed Equipment.........................................................................................           7
Fixed Rate Securities......................................................................................          22
Floating Rate Securities...................................................................................          22
Full Payout Leases.........................................................................................          10
Funding Period.............................................................................................           7
Indenture..................................................................................................          16
Indenture Trustee..........................................................................................          16
Index......................................................................................................          23
Indexed Commodity..........................................................................................          23
Indexed Currency...........................................................................................          23
Indexed Principal Amount...................................................................................          23
Indexed Securities.........................................................................................          23
Indirect Participants......................................................................................          24
Initial Receivables........................................................................................           7
Insolvency Event...........................................................................................          37
Insolvency Laws............................................................................................          14
Interest Reset Period......................................................................................          22
Investment Earnings........................................................................................          33
IRS........................................................................................................          46
Leased Equipment...........................................................................................           7
Leases.....................................................................................................           1
LIBOR......................................................................................................          22
Liquidity Receivables Purchase Agreement...................................................................          30
Loan and Security Agreement................................................................................          31
Low Payment Leases.........................................................................................          10
New Partnership............................................................................................          50
Note Distribution Account..................................................................................          32
Note Pool Factor...........................................................................................          13
Noteholders................................................................................................           6
Notes......................................................................................................           6
Obligors...................................................................................................           6
OID........................................................................................................          46
OID Regulations............................................................................................          46
Old Partnership............................................................................................          50
Participants...............................................................................................          16
Pass-Through Rate..........................................................................................          21
Plan Assets Regulation.....................................................................................          54
Pool Balance...............................................................................................          14
Pre-Funded Amount..........................................................................................           7
Pre-Funding Account........................................................................................           7
Precomputed Receivables....................................................................................           8
Precomputed Simple Rebate Receivables......................................................................           9
prepayments................................................................................................          13
Purchase Agreement.........................................................................................          29
Purchase Amount............................................................................................          30

Receivables................................................................................................           1
Related Documents..........................................................................................          20
Reorganization.............................................................................................           8
Retail Installment Contracts...............................................................................           1
Rule of 78's...............................................................................................           9
Rule of 78's Receivables...................................................................................           8
Sale and Servicing Agreement...............................................................................          29
Schedule of Receivables....................................................................................          29
SEC........................................................................................................          55
Securities.................................................................................................           1
Securities Act.............................................................................................          16
Securityholders............................................................................................           6
Seller.....................................................................................................          14
Seller Collateral..........................................................................................          31
Seller Loan................................................................................................          31
Servicer...................................................................................................          15
Servicer Default...........................................................................................          37
Servicing Fee..............................................................................................          34
Servicing Fee Rate.........................................................................................          34
Short-Term Note............................................................................................          46
Simple Interest Receivables................................................................................           9
Specified Party............................................................................................          37
Spread.....................................................................................................          22
Spread Account.............................................................................................          35
Spread Multiplier..........................................................................................          22
Standard Precomputed Receivables...........................................................................          22
Stock Index................................................................................................          23
Stock Indexed Securities...................................................................................          23
Strip Certificates.........................................................................................          21
Strip Notes................................................................................................          17
Subsequent Receivables.....................................................................................           7
Subsequent Transfer Date...................................................................................          29
Terms and Conditions.......................................................................................          26
Transfer and Servicing Agreements..........................................................................          29
true lease.................................................................................................          42
Trust......................................................................................................           6
Trust Accounts.............................................................................................          32
Trust Agreement............................................................................................           6
Trustee....................................................................................................           7
UCC........................................................................................................          30
Underwriting Agreements....................................................................................          54
Unsecured Dealer Loans.....................................................................................           1
Wisconsin Tax Counsel......................................................................................          52

                    CASE EQUIPMENT RECEIVABLES TRUST 1998-B
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                            CASE RECEIVABLES II INC.
                                     SELLER

                            CASE CREDIT CORPORATION
                                    SERVICER

                             $112,706,000 A-1 NOTES
                             $200,000,000 A-2 NOTES
                             $140,000,000 A-3 NOTES
                             $134,794,000 A-4 NOTES
                           $25,000,000 CLASS B NOTES

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                       UNDERWRITERS OF THE CLASS A NOTES
                              MERRILL LYNCH & CO.
                           CREDIT SUISSE FIRST BOSTON
                          FIRST UNION CAPITAL MARKETS
                               J.P. MORGAN & CO.
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                              SALOMON SMITH BARNEY

                       UNDERWRITERS OF THE CLASS B NOTES
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Class A Notes or the Class B Notes in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes or the Class B Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A or the Class B Notes will deliver a prospectus supplement and prospectus until November 16, 1998.